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                                                                    EXHIBIT 10.3

                               1111 THIRD AVENUE
                              SEATTLE, WASHINGTON

                             OFFICE LEASE AGREEMENT

                                    BETWEEN

     EOP-NORTHWEST PROPERTIES, L.L.C., A DELAWARE LIMITED LIABILITY COMPANY
                                  ("LANDLORD")

                                      AND

                    EVERGREENBANK, A WASHINGTON CORPORATION
                                   ("TENANT")

                             OFFICE LEASE AGREEMENT

      THIS OFFICE LEASE AGREEMENT (the "LEASE") is made and entered into as of the 17th day of January, 2005, by and between EOP-NORTHWEST PROPERTIES, L.L.C., A DELAWARE LIMITED LIABILITY COMPANY ("LANDLORD") and EVERGREENBANK, A WASHINGTON CORPORATION ("TENANT"). The following exhibits and attachments are incorporated into and made a part of this Lease: EXHIBIT A-1 (Outline and Location of Premises), EXHIBIT A-2 (Legal Description), EXHIBIT B (Expenses and Taxes), EXHIBIT C (Work Letter), EXHIBIT D (Commencement Letter - intentionally omitted), EXHIBIT E (Building Rules and Regulations), EXHIBIT F (Additional Provisions) and EXHIBIT G (Outline and Location of Offering Space).

1.    BASIC LEASE INFORMATION.

      1.01 "BUILDING" shall mean the building located at 1111 Third Avenue, Seattle, Washington 98101 commonly known as 1111 Third Avenue. "RENTABLE SQUARE FOOTAGE OF THE BUILDING" is deemed to be 554,945 square feet.

      1.02 "PREMISES" shall mean the area shown on EXHIBIT A-1 to this Lease. The Premises is located on the 1st floor and known as suite 100. If the Premises include one or more floors in their entirety, all corridors and restroom facilities located on such full floor(s) shall be considered part of the Premises. The "RENTABLE SQUARE FOOTAGE OF THE PREMISES" is deemed to be 7,588 square feet. Landlord and Tenant stipulate and agree that the Rentable Square Footage of the Building and the Rentable Square Footage of the Premises are correct.

      1.03  "BASE RENT":

                                    ANNUAL RATE                  MONTHLY
PERIOD OR MONTHS OF TERM           PER SQUARE FOOT              BASE RENT
------------------------           ---------------              ----------
   MONTHS 1 - 12                       $25.00                   $15,808.33
   MONTHS 13 - 24                      $26.00                   $16,440.66
   MONTHS 25 - 36                      $27.00                   $17,073.00
   MONTHS 37 - 48                      $28.00                   $17,705.33
   MONTHS 49 - 60                      $29.00                   $18,337.67
   MONTHS 61 - 72                      $30.00                   $18,970.00
   MONTHS 73 - 84                      $31.00                   $19,602.33
   MONTHS 85 - 96                      $32.00                   $20,234.67
   MONTHS 97 - 108                     $33.00                   $20,867.00
   MONTHS 109 - 120                    $34.00                   $21,499.33

      1.04  "TENANT'S PRO RATA SHARE": 1.3673%.

      1.05 "BASE YEAR" for Taxes (defined in EXHIBIT B): 2005; "BASE YEAR" for Expenses (defined in EXHIBIT B): 2005.

      1.06 "TERM": A period of 120 months. Subject to Section 3, the Term shall commence on May 1, 2005 (the "COMMENCEMENT DATE") and, unless terminated early in accordance with this Lease, end on April 30, 2015 (the "TERMINATION DATE").

      1.07 "ALLOWANCE(S)": $10.00 multiplied by the Rentable Square Footage of the Premises per EXHIBIT C (Work Letter).

      1.08  "SECURITY DEPOSIT": None.

      1.09  "GUARANTOR(S)": None.

      1.10 "BROKER(S)": Equity Office Properties Management Corp., representing Landlord.

      1.11 "PERMITTED USE": General office, banking and related services use; provided that in no event shall the Premises, or any portion of the Premises, be used to sell at retail, whole or freshly ground coffee beans, gourmet, brand-identified brewed coffee and/or espresso or espresso-based drinks or coffee-based drinks of any kind.

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

      1.12  "NOTICE ADDRESS(ES)":

            Landlord:                              Tenant:

            EOP-Northwest Properties, L.L.C.       EvergreenBank
            c/o Equity Office Management, L.L.C.   c/o PEMCO Financial Services
            701 5th Avenue                         Real Estate Department
            Suite 4000                             Attn:  Barb Thorsnes
            Seattle, Washington 98104              325 Eastlake Ave. E.
            Attn:Property Manager                  PO Box 778
                                                   Seattle, WA 98111-0778

            A copy of any notices to Landlord shall be sent to Equity Office, One Market, Spear Tower, Suite 600, San Francisco, California 94105,
            Attn: Seattle Regional Counsel.

      1.13 "BUSINESS DAY(S)" are Monday through Friday of each week, exclusive of New Year's Day, Presidents Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day ("HOLIDAYS"). Landlord may designate additional Holidays provided that they are commonly recognized by other comparable office buildings in the area where the Building is located. "BUILDING SERVICE HOURS" are 7:00 A.M. to 6:00 P.M. on Business Days and 8:00 A.M. to 1:00 P.M. on Saturdays.

      1.14  "LANDLORD WORK:" None.

      1.15 "PROPERTY" means the Building and the parcel(s) of land on which it is located and, at Landlord's discretion, the parking facilities and other improvements, if any, serving the Building and the parcel(s) of land on which they are located.

2.    LEASE GRANT.

      The Premises are hereby leased to Tenant from Landlord, together with the right to use any portions of the Property that are designated by Landlord for the common use of tenants and others (the "COMMON AREAS").

3.    ADJUSTMENT OF COMMENCEMENT DATE; POSSESSION.

      3.01  INTENTIONALLY OMITTED.

      3.02 Subject to Landlord's obligation under Section 9.02, the Premises are accepted by Tenant in "as is" condition and configuration without any representations or warranties by Landlord regarding the condition of the Premises or the Building. By taking possession of the Premises, Tenant agrees that the Premises are in good order and satisfactory condition. Landlord shall not be liable for a failure to deliver possession of the Premises or any other space due to the holdover or unlawful possession of such space by another party, however Landlord shall use reasonable efforts to obtain possession of the space. The commencement date for the space, in such event, shall be postponed until the date Landlord delivers possession of the Premises to Tenant free from occupancy by any party. If Tenant takes possession of the Premises before the Commencement Date, such possession shall be subject to the terms and conditions of this Lease and Tenant shall pay Rent (defined in Section 4.01) to Landlord for each day of possession before the Commencement Date. Tenant shall not be required to pay Rent for any days of possession before the Commencement Date during which Tenant, with the approval of Landlord, is in possession of the Premises for the sole purpose of performing improvements or installing furniture, equipment or other personal property, provided, however, that during such period Tenant shall be required to pay, as Additional Rent, for the cost of services specifically requested by Tenant (e.g., after-hours HVAC), the cost of which is typically charged to other tenants of the Building during such construction and installation period.

4.    RENT.

      4.01 Tenant shall pay Landlord, without any setoff or deduction, unless expressly set forth in this Lease, all Base Rent and Additional Rent due for the Term (collectively referred to as "RENT"). "ADDITIONAL RENT" means all sums (exclusive of Base Rent) that Tenant is required to pay Landlord under this Lease. Tenant shall pay and be liable for all rental, sales and use taxes (but excluding income, business and occupation taxes), if any, imposed upon or measured by Rent. Base Rent and recurring monthly charges of Additional Rent shall be due and payable in advance on the first day of each calendar month without notice or demand, provided that the installment of Base Rent for the first full calendar month of the Term, and the first monthly installment of Additional Rent for Expenses and Taxes, shall be payable upon the execution of this Lease by Tenant. All other items of Rent shall be due and payable by Tenant on or before 30 days after billing by Landlord. Rent shall be made payable to the entity, and sent to the address, Landlord designates and shall be made by good and sufficient check or by other means acceptable to Landlord. Tenant shall pay Landlord an administration fee equal to 5% of all past due Rent, provided that Tenant shall be entitled to a grace period of 5 days after written notice for the first late payment of Rent in a calendar year. In addition, past due Rent shall accrue interest at 12% per annum. Landlord's acceptance of less than the correct amount of Rent shall be considered a payment on account of the earliest Rent due. Rent for any partial month during the Term shall be prorated. No endorsement or statement on a check or letter accompanying payment shall be considered an accord and satisfaction. Tenant's covenant to pay Rent is independent of every other covenant in this Lease.

      4.02 Tenant shall pay Tenant's Pro Rata Share of Taxes and Expenses in accordance with EXHIBIT B of this Lease.

5.    COMPLIANCE WITH LAWS; USE.

      The Premises shall be used for the Permitted Use and for no other use whatsoever. Tenant shall comply with all statutes, codes, ordinances, orders, rules and regulations of any municipal or governmental entity whether in effect now or later, including the Americans with Disabilities Act ("LAW(S)"), regarding the operation of Tenant's business and the use, condition, configuration and occupancy of the Premises. In addition, Tenant shall, at its sole cost and expense, promptly comply with any Laws that relate to the "Base Building" (defined below), but only to the extent such obligations are triggered by Tenant's particular use of the Premises, other than for general office, banking and related services uses, or Alterations or improvements in the Premises performed or requested by Tenant. "BASE BUILDING" shall include the structural portions of the Building, the public restrooms and the Building mechanical, electrical and plumbing systems and equipment located in the internal core of the Building on the floor or floors on which the Premises are located. Tenant shall promptly provide Landlord with copies of any notices it receives regarding an alleged violation of Law. As of the date hereof, Landlord has not received notice from any governmental agencies that the Building is in violation of Title III of the Americans with Disabilities Act. Tenant shall comply with the rules and regulations of the Building attached as EXHIBIT E and such other reasonable rules and regulations adopted by Landlord from time to time, including rules and regulations for the performance of Alterations (defined in Section 9). If there is a conflict between this Lease and any rules and regulations enacted after the date of this Lease, the terms of this Lease shall control. The rules and regulations shall be generally applicable, and generally applied in the same manner, to all tenants of the Building.

6.    SECURITY DEPOSIT.

   INTENTIONALLY OMITTED.

7.    BUILDING SERVICES.

      7.01 Landlord shall furnish Tenant with the following services: (a) water for use in the Base Building lavatories; (b) customary heat, ventilation and air conditioning in season during Building Service Hours, provided Tenant shall have the right to receive HVAC service during hours other than Building Service Hours by paying Landlord's then standard charge for additional HVAC service and providing such prior notice as is reasonably specified by Landlord; (c) standard janitorial service on Business Days subject to Tenant's reasonable security requirements and restrictions and provided that janitorial services can be performed within normal and customary hours (as of the date of this Lease, Landlord does not provide such janitorial services to the Premises on Fridays);
(d) elevator service; (e) electricity in accordance with the terms and conditions in Section 7.02; (f) access control to monitor and control access to the Building, consistent with office buildings of comparable age, size and condition in the vicinity of the Building, which may be provided through a system involving any one or a combination of cameras, monitoring devices or guards, sign-in or identification procedures or other comparable system as reasonably determined by Landlord; and (g) such other services as Landlord reasonably determines are necessary or appropriate for the Property.

      7.02 Electricity used by Tenant in the Premises shall be paid for by Tenant through inclusion in Expenses, except with respect to excess electrical usage. The parties acknowledge that the Premises are currently separately metered for electrical usage, but that Landlord and Tenant have elected not to have Tenant pay directly for electrical use. Without the consent of

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Landlord, Tenant's use of electrical service shall not exceed, either in voltage, rated capacity, use beyond Building Service Hours or overall load, that which Landlord reasonably deems to be standard for the Building. Landlord shall have the right to measure electrical usage by commonly accepted methods. If it is determined that Tenant is using excess electricity, Tenant shall pay Landlord for the cost of such excess electrical usage as Additional Rent.

   7.03 Landlord's failure to furnish, or any interruption, diminishment or termination of services due to the application of Laws, the failure of any equipment, the performance of repairs, improvements or alterations, utility interruptions or the occurrence of an event of Force Majeure (defined in Section 26.03) (collectively a "SERVICE FAILURE") shall not render Landlord liable to Tenant, constitute a constructive eviction of Tenant, give rise to an abatement of Rent, nor relieve Tenant from the obligation to fulfill any covenant or agreement. However, if the Premises, or a material portion of the Premises, are made untenantable for a period in excess of 3 consecutive Business Days as a result of a Service Failure that is reasonably within the control of Landlord to correct, then Tenant, as its sole remedy, shall be entitled to receive an abatement of Rent payable hereunder during the period beginning on the 4th consecutive Business Day of the Service Failure and ending on the day the service has been restored. If the entire Premises have not been rendered untenantable by the Service Failure, the amount of abatement shall be equitably prorated.

8.    LEASEHOLD IMPROVEMENTS.

   All improvements in and to the Premises, including any Alterations (collectively, "LEASEHOLD IMPROVEMENTS") shall remain upon the Premises at the end of the Term without compensation to Tenant. Landlord, however, by written notice to Tenant at the time Landlord approves the plans and specifications for such improvements, may require Tenant, at its expense, to remove (a) any Cable (defined in Section 9.01) installed by or for the benefit of Tenant, and (b) Alterations that, in Landlord's reasonable judgment, are of a nature that would require removal and repair costs that are materially in excess of the removal and repair costs associated with standard office improvements (collectively referred to as "REQUIRED REMOVABLES"). Tenant shall not be required to remove any item Landlord determines that a future tenant will use any such item that otherwise qualifies as a Required Removable, then Tenant shall not be obligated to remove (or pay for) the same. Required Removables shall include, without limitation, internal stairways, raised floors, personal baths and showers, vaults, safe deposit boxes and rolling file systems, the teller line, the ATM and night deposit (defined in Exhibit F), any specialized HVAC installed by or for Tenant, and structural alterations and modifications. However, it is agreed that Required Removables shall not include any usual office improvements such as gypsum board, partitions, ceiling grids and tiles, fluorescent lighting panels, Building standard doors and non-glued down carpeting. Subject to the foregoing and the terms of Section 25 hereof, none of the installations in the Premises as of the date hereof shall be designated Required Removables. The designated Required Removables shall be removed by Tenant before the Termination Date. Tenant shall repair damage caused by the installation or removal of Required Removables. If Tenant fails to perform its obligations in a timely manner, Landlord may perform such work at Tenant's expense. Tenant, at the time it requests approval for a proposed Alteration, including the Initial Alterations, may request in writing that Landlord advise Tenant whether the Alteration or any portion of the Alteration, or Initial Alterations or any portion of the Initial Alterations, is a Required Removable.

9.    REPAIRS AND ALTERATIONS.

   9.01 Tenant shall periodically inspect the Premises to identify any conditions that are dangerous or in need of maintenance or repair. Tenant shall promptly provide Landlord with notice of any such conditions. Tenant shall, at its sole cost and expense, perform all maintenance and repairs to the Premises that are not Landlord's express responsibility under this Lease, and keep the Premises in good condition and repair, reasonable wear and tear excepted. Tenant's repair and maintenance obligations include, without limitation, repairs to: (a) floor covering; (b) interior partitions; (c) doors; (d) the interior side of demising walls; (e) electronic, phone and data cabling and related equipment that is installed by or for the exclusive benefit of Tenant (collectively, "CABLE"); (f) supplemental air conditioning units, kitchens, including hot water heaters, plumbing, and similar facilities exclusively serving Tenant; and (g) Alterations. To the extent Landlord is not reimbursed by insurance proceeds, Tenant shall reimburse Landlord for the cost of repairing damage to the Building caused by the negligent or willful acts of Tenant, Tenant Related Parties (defined in Section 13). If Tenant fails to commence any repairs to the Premises within 15 days after notice from Landlord (although notice shall not be required in an emergency), Landlord may make the repairs, and Tenant shall pay the reasonable cost of the repairs, together with an administrative charge in an amount equal to 10% of the cost of the repairs.

   9.02 Landlord shall keep and maintain in good repair and working order and perform maintenance upon the: (a) Base Building and all structural elements of the Building; (b) mechanical (including HVAC), electrical, plumbing and fire/life safety systems serving the Building in general; (c) Common Areas; (d) roof of the Building; (e) exterior (including) windows of the Building; and (f) elevators serving the Building. Landlord shall promptly make repairs for which Landlord is responsible. Landlord will manage and maintain the Building in a manner consistent with office buildings of similar class, size, and age as the Building located in the vicinity of the Building.

   9.03 Tenant shall not make alterations, repairs, additions or improvements or install any Cable (collectively referred to as "ALTERATIONS") without first obtaining the written consent of Landlord in each instance, which consent shall not be unreasonably withheld or delayed. However, Landlord's consent shall not be required for any Alteration that satisfies all of the following criteria (a "COSMETIC ALTERATION"): (a) is of a cosmetic nature such as painting, wallpapering, hanging pictures and installing carpeting; (b) is not visible from the exterior of the Premises or Building; (c) will not affect the Base Building; and (d) does not require work to be performed inside the walls or above the ceiling of the Premises. Cosmetic Alterations shall be subject to all the other provisions of this Section 9.03. Prior to starting work, Tenant shall furnish Landlord with plans and specifications; names of contractors reasonably acceptable to Landlord (provided that Landlord may designate specific contractors with respect to Base Building); required permits and approvals; and evidence of contractor's and subcontractor's insurance in amounts reasonably required by Landlord and naming Landlord as an additional insured. Changes to the plans and specifications must also be submitted to Landlord for its approval. Alterations shall be constructed in a good and workmanlike manner using materials of a quality reasonably approved by Landlord. Tenant shall reimburse Landlord for any reasonable and customary sums paid by Landlord for third party examination of Tenant's plans for non-Cosmetic Alterations. In addition, Tenant shall pay Landlord a fee for Landlord's oversight and coordination of any non-Cosmetic Alterations equal to $110.00 (the "Initial Hourly Rate") multiplied by the number of hours of Landlord's employees spent in such oversight and coordination. The Initial Hourly Rate shall be subject to the annual escalation in accordance with changes in the CPI in the same manner that the Minimum Net worth is subject to escalation pursuant to Section 11.04 below. Upon completion, Tenant shall furnish "as-built" plans for non-Cosmetic Alterations, completion affidavits and full and final waivers of lien. Landlord's approval of an Alteration shall not be deemed a representation by Landlord that the Alteration complies with Law.

10.   ENTRY BY LANDLORD.

   10.01 Landlord may enter the Premises to inspect, show or clean the Premises or to perform or facilitate the performance of repairs, alterations or additions to the Premises or any portion of the Building. Except in emergencies or to provide necessarily urgent Building services, Landlord shall provide Tenant with at least 24 hours prior notice (or in the event of emergency or if not practical under the circumstances reasonable prior verbal notice) of entry and shall use reasonable efforts to minimize any interference with Tenant's use of the Premises. If necessary, as determined in Landlord's sole discretion, Landlord may temporarily close all or a portion of the Premises to perform repairs, alterations and additions. However, except in emergencies, Landlord will not close the Premises if the work can reasonably be completed on weekends and after Building Service Hours. Except as otherwise specifically provided in this Article, entry by Landlord shall not constitute a constructive eviction or entitle Tenant to an abatement or reduction of Rent. Notwithstanding the foregoing, if Landlord temporarily closes the Premises as provided above for a period in excess of 3 consecutive Business Days, Tenant, as its sole remedy, shall be entitled to receive a per diem abatement of Base Rent during the period beginning on the 4th consecutive Business Day of closure and ending on the date on which the Premises are returned to Tenant in a tenantable condition. Tenant, however, shall not be entitled to an abatement if the repairs, alterations and/or additions to be performed are required as a result of the acts or omissions of Tenant, its agents, employees or contractors, including, without limitation, a Default by Tenant in its maintenance and repair obligations under the Lease.

   10.02 Notwithstanding the foregoing, Tenant may, at its own expense, provide its own locks to an area within the Premises, which may include a vault ("SECURED AREA"). Tenant need not furnish Landlord with a key but upon the Termination Date, Tenant shall surrender all such keys to Landlord. If Landlord must gain access to a Secured Area in a non-emergency situation, Landlord shall contact Tenant and Landlord and Tenant shall arrange a mutually agreed upon time for Landlord to do so. Landlord shall comply with all reasonable security measures pertaining to the Premises and the Secured Area. If Landlord determines in its sole discretion that an emergency in the Building or the Premises, including, without limitation, a suspected fire or flood, requires Landlord to gain access to the Secured Area, Tenant hereby authorizes Landlord to forcibly enter the Secured Area. In such event, Landlord shall have no liability whatsoever to Tenant, and Tenant shall pay all reasonable expenses incurred by Landlord in repairing or reconstructing any entrance, corridor, door or other portions of the Premises damaged as a result of a forcible entry by Landlord. Landlord shall have no obligation to provide either janitorial service or cleaning in the Secured Area.

11.   ASSIGNMENT AND SUBLETTING.

   11.01 Except in connection with a Permitted Transfer (defined in Section 11.04) or Ownership Change (defined in Section 11.04), Tenant shall not assign, sublease, transfer or encumber any interest in this Lease or allow any third party to use any portion of the Premises (collectively or individually, a "TRANSFER") without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed if Landlord does not exercise its recapture rights under Section 11.02. If the entity which controls the voting shares/rights of Tenant changes at any time, such change of ownership or control shall constitute a Transfer unless Tenant is an entity whose outstanding stock is listed on a recognized securities exchange or if at least 80% of its voting stock is owned by another entity, the voting stock of which is so listed; provided, however, that the foregoing provision shall not apply so long as the Tenant is a regulated banking institution. Any attempted Transfer in violation of this Section is voidable by Landlord. In no event shall any Transfer, including a Permitted Transfer, release or relieve Tenant from any obligation under this Lease.

   11.02 Tenant shall provide Landlord with financial statements for the proposed transferee, a fully executed copy of the proposed assignment, sublease or other Transfer documentation and such other information as Landlord may reasonably request. Within 15 Business Days after receipt of the required information and documentation, Landlord shall either: (a) consent to the Transfer by execution of a consent agreement in a form reasonably designated by Landlord; (b) reasonably refuse to consent to the Transfer in writing (this clause (b) will not be applicable to a Permitted Transfer); or (c) in the event of an assignment of this Lease or subletting of more than 20% of the Rentable Square Footage of the Premises for more than 50% of the remaining Term (excluding unexercised options), recapture the portion of the Premises that Tenant is proposing to Transfer. If Landlord exercises its right to recapture, this Lease shall automatically be amended (or terminated if the entire Premises is being assigned or sublet) to delete the applicable portion of the Premises effective on the proposed effective date of the Transfer. Tenant shall pay Landlord a review fee of $1,500.00 for Landlord's review of any Permitted Transfer or requested Transfer.

   11.03 Tenant shall pay Landlord 50% of all rent and other consideration which Tenant receives as a result of a Transfer in accordance with generally accepted accounting procedures that is in excess of the Rent payable to Landlord for the portion of the Premises and Term covered by the Transfer. Tenant shall pay Landlord for Landlord's share of the excess within 30 days after Tenant's receipt of the excess. Tenant may deduct from the excess, on a straight-line basis, all reasonable and customary expenses directly incurred by Tenant attributable to the Transfer. If Tenant is in Default, Landlord may require that all sublease payments be made directly to Landlord, in which case Tenant shall receive a credit against Rent in the amount of Tenant's share of payments received by Landlord.

   11.04 Tenant may assign this Lease to a successor to Tenant by purchase, merger, consolidation or reorganization (an "OWNERSHIP CHANGE") or assign this Lease or sublet all or a portion of the Premises to an Affiliate without the consent of Landlord, provided that all of the following conditions are satisfied (a "PERMITTED TRANSFER"): (a) Tenant is not in Default; (b) in the event of an Ownership Change, Tenant's successor shall own substantially all of the assets of Tenant and have a net worth which is at least equal to $17,000,000.00 (the "Minimum Net Worth"); (c) the Permitted Use does not allow the Premises to be used for retail purposes, except as specifically specified in Section 1.11 of this Lease; and (d) Tenant shall give Landlord written notice at least 15 Business Days prior to the effective date of the Permitted Transfer (unless the transaction is subject to confidentiality obligations). Tenant's notice to Landlord shall include information and documentation evidencing the Permitted Transfer and showing that each of the above conditions has been satisfied. If requested by Landlord, Tenant's successor shall sign a commercially reasonable form of assumption agreement. "AFFILIATE" shall mean an entity controlled by, controlling or under common control with Tenant. Notwithstanding the foregoing to the contrary, the Minimum Net Worth shall be subject to adjustment, as of each anniversary of the Commencement Date (each an "Adjustment Date") to equal the initial Minimum Net Worth increased by the percentage increase in the CPI (defined below) most recently issued as of the date immediately preceding the applicable Adjustment Date (an

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

"Adjustment Index") over the CPI issued most recently prior to the Commencement Date (the "Base CPI"). For example, if the Base CPI is 100, and the Adjustment CPI applicable to the third (3rd) anniversary of the Commencement Date is 114, then the Minimum Net Worth applicable to the fourth (4th) year of the Term shall be the Initial Minimum Net Worth, increased by fourteen percent (14%). As used herein, the "CPI" shall mean the Consumer Price Index, for All Urban Companies ("CPI-U), U.S. City Average, 1982-84=100 issued by the Bureau of Labor Statutes. If such index is no longer published, Landlord shall select another index.

12.   LIENS.

   Tenant shall not permit mechanics' or other liens to be placed upon the Property, Premises or Tenant's leasehold interest in connection with any work or service done or purportedly done by or for the benefit of Tenant or its transferees. Tenant shall give Landlord notice at least 15 days prior to the commencement of any work in the Premises to afford Landlord the opportunity, where applicable, to post and record notices of non-responsibility. Tenant, within 10 days of notice from Landlord, shall fully discharge any lien by settlement, by bonding or by insuring over the lien in the manner prescribed by the applicable lien Law. If Tenant fails to do so, Landlord may bond, insure over or otherwise discharge the lien. Tenant shall reimburse Landlord for any amount paid by Landlord, including, without limitation, reasonable attorneys' fees.

13.   INDEMNITY AND WAIVER OF CLAIMS.

   Tenant hereby waives all claims against and releases Landlord and its trustees, members, principals, beneficiaries, partners, officers, directors, employees, Mortgagees (defined in Section 23) and agents (the "LANDLORD RELATED PARTIES") from all claims for any injury to or death of persons, damage to property or business loss in any manner related to (a) Force Majeure, (b) acts of third parties, (c) the bursting or leaking of any tank, water closet, drain or other pipe, (d) the inadequacy or failure of any security services, personnel or equipment, or (e) any matter not within the reasonable control of Landlord. Notwithstanding the foregoing, except as provided in Section 15 to the contrary, Tenant shall not be required to waive any claims against Landlord (other than for loss or damage to Tenant's business) where such loss or damage is due to Landlord's negligence or uncured Default under this Lease. Nothing herein shall be construed as to diminish the repair and maintenance obligations of Landlord contained elsewhere in this Lease. Except to the extent caused by the negligence or willful misconduct of Landlord or any Landlord Related Parties, or Landlord's contractors, Tenant shall, subject to Section 15 of this Lease, indemnify, defend and hold Landlord and Landlord Related Parties harmless against and from all liabilities, obligations, damages, penalties, claims, actions, costs, charges and expenses, including, without limitation, reasonable attorneys' fees and other professional fees (if and to the extent permitted by Law) (collectively referred to as "LOSSES"), which may be imposed upon, incurred by or asserted against Landlord or any of the Landlord Related Parties by any third party and arising out of or in connection with any damage or injury occurring in the Premises or any acts or omissions (including violations of Law) of Tenant, the Tenant Related Parties or any of Tenant's transferees, contractors or licensees. Except to the extent caused by the negligence or willful misconduct of Tenant or any Tenant Related Parties, or Tenant's contractors, Landlord shall, subject to Section 15 of this Lease, indemnify, defend and hold Tenant, its trustees, members, principals, beneficiaries, partners, officers, directors, employees and agents ("TENANT RELATED PARTIES") harmless against and from all Losses which may be imposed upon, incurred by or asserted against Tenant or any of the Tenant Related Parties by any third party and arising out of or in connection with the acts or omissions (including violations of Law) of Landlord or the Landlord Related Parties or any of Landlord's contractors.

14.   INSURANCE.

   14.01 Tenant shall maintain the following insurance ("TENANT'S INSURANCE"):
(a) Commercial General Liability Insurance applicable to the Premises and its appurtenances providing, on an occurrence basis, a minimum combined single limit of $2,000,000.00; (b) Property/Business Interruption Insurance written on an All Risk or Special Perils form, with coverage for broad form water damage including earthquake sprinkler leakage, at replacement cost value and with a replacement cost endorsement covering all of Tenant's business and trade fixtures, equipment, movable partitions, furniture, merchandise and other personal property within the Premises ("TENANT'S PROPERTY") and any Leasehold Improvements performed by or for the benefit of Tenant; (c) Workers' Compensation Insurance in amounts required by Law; and (d) Employers Liability Coverage of at least $1,000,000.00 per occurrence (provided that if this coverage is unavailable from the Worker's Compensation carrier or applicable State Fund, a "Stop Gap Liability" endorsement to the Commercial General Liability

Policy is acceptable). Any company writing Tenant's Insurance shall have an A.M. Best rating of not less than A-VIII. All Commercial General Liability Insurance policies shall name as additional insureds Landlord (or its successors and assignees), the managing agent for the Building (or any successor), EOP Operating Limited Partnership, Equity Office Properties Trust and their respective members, principals, beneficiaries, partners, officers, directors, employees, and agents, and other designees of Landlord and its successors as the interest of such designees shall appear. All policies of Tenant's Insurance shall contain endorsements that the insurer(s) shall give Landlord and its designees at least 30 days' advance written notice of any cancellation, termination, material change or lapse of insurance. Tenant shall provide Landlord with a certificate of insurance evidencing Tenant's Insurance prior to the earlier to occur of the Commencement Date or the date Tenant is provided with possession of the Premises, and thereafter as necessary to assure that Landlord always has current certificates evidencing Tenant's Insurance.

   14.02 Landlord shall maintain the following insurance ("LANDLORD'S INSURANCE"), the premiums of which will be included in Expenses: (1) Commercial General Liability insurance applicable to the Property, Building and Common Areas providing, on an occurrence basis, a minimum combined single limit of at least $2,000,000.00; (2) All Risk Property Insurance on the Building at replacement cost value; (3) Worker's Compensation insurance as required by the state in which the Building is located and in amounts as may be required by applicable statute; and (4) Employers Liability Coverage of at least $1,000,000.00 per occurrence.

   14.03 Except as specifically provided to the contrary, the limits of either party's insurance shall not limit such party's liability under this Lease.

15.   SUBROGATION.

   Landlord and Tenant hereby waive and shall cause their respective insurance carriers to waive any and all rights of recovery, claims, actions or causes of action against the other for any loss or damage with respect to Tenant's Property, Leasehold Improvements, the Building, the Premises, or any contents thereof, including rights, claims, actions and causes of action based on negligence, which loss or damage is (or would have been, had the insurance required by this Lease been carried) covered by property insurance.

16.   CASUALTY DAMAGE.

   16.01 If all or any portion of the Premises becomes untenantable by fire or other casualty to the Premises (collectively a "CASUALTY"), Landlord, with reasonable promptness, shall cause a general contractor selected by Landlord to provide Landlord and Tenant with a written estimate of the amount of time required using standard working methods to Substantially Complete the repair and restoration of the Premises and any Common Areas necessary to provide access to the Premises (including all permanent improvements located therein) ("COMPLETION ESTIMATE"). If the Completion Estimate indicates that the Premises or any Common Areas necessary to provide access to the Premises cannot be made tenantable within 270 days from the date the repair is started, then either party shall have the right to terminate this Lease upon written notice to the other within 10 days after receipt of the Completion Estimate. Tenant, however, shall not have the right to terminate this Lease if the Casualty was caused by the negligence or intentional misconduct of Tenant or any Tenant Related Parties. In addition, Landlord, by notice to Tenant within 90 days after the date of the Casualty, shall have the right to terminate this Lease if: (1) the Premises have been materially damaged and there is less than 2 years of the Term remaining on the date of the Casualty; (2) any Mortgagee requires that the insurance proceeds be applied to the payment of the mortgage debt; or (3) a material uninsured loss to the Building occurs. Tenant shall have the right to terminate this Lease if:
(a) a substantial portion of the Premises has been damaged by Casualty and such damage cannot reasonably be repaired within 60 days after receipt of the Completion Estimate; (b) there is less than 1 year of the Term remaining on the date of the Casualty; (c) the Casualty was not caused by the negligence or willful misconduct of Tenant or its agents, employees or contractors; and (d) Tenant provides Landlord with written notice of its intent to terminate within 30 days after the date of Tenant's receipt of the Completion Estimate. Landlord shall not terminate this Lease pursuant to this Section 16.01 unless it also terminates the leases of all similarly affected office tenants in the Building. In determining whether other tenants are similarly affected, Landlord shall be entitled to consider all relevant factors such as the extent of damage, the time to rebuild, the availability of insurance proceeds and the rights of the tenants in question to impose penalties upon Landlord (including the right to terminate) if the repairs are not completed within a specified period of time. However, Landlord shall not be entitled to consider the rental rates payable under the leases in question in its determination of whether to terminate or rebuild.

   16.02 If this Lease is not terminated, Landlord shall promptly and diligently, subject to reasonable delays for insurance adjustment or other matters beyond Landlord's reasonable control, restore the Building, the Premises and Common Areas. Such restoration shall be to substantially the same condition that existed prior to the Casualty, except for modifications required by Law or any other modifications to the Common Areas deemed desirable by Landlord. Upon notice from Landlord, Tenant shall assign to Landlord (or to any party designated by Landlord) all property insurance proceeds payable to Tenant under Tenant's Insurance with respect to any Leasehold Improvements performed by or for the benefit of Tenant; provided if the estimated cost to repair such Leasehold Improvements exceeds the amount of insurance proceeds received by Landlord from Tenant's insurance carrier, the excess cost of such repairs shall be paid by Tenant to Landlord prior to Landlord's commencement of repairs. Within 15 days of demand, Tenant shall also pay Landlord for any additional excess costs that are determined during the performance of the repairs. Landlord shall not be liable for any inconvenience to Tenant, or injury to Tenant's business resulting in any way from the Casualty or the repair thereof. Provided that Tenant is not in Default, during any period of time that all or a material portion of the Premises is rendered untenantable as a result of a Casualty, the Rent shall abate for the portion of the Premises that is untenantable and not used by Tenant.

17.   CONDEMNATION.

   Either party may terminate this Lease if any material part of the Premises is taken or condemned for any public or quasi-public use under Law, by eminent domain or private purchase in lieu thereof (a "TAKING"). Landlord shall also have the right to terminate this Lease if there is a Taking of any portion of the Building or Property which would have a material adverse effect on Landlord's ability to profitably operate the remainder of the Building. The terminating party shall provide written notice of termination to the other party within 45 days after it first receives notice of the Taking. The termination shall be effective on the date the physical taking occurs. If this Lease is not terminated, Base Rent and Tenant's Pro Rata Share shall be appropriately adjusted to account for any reduction in the square footage of the Building or Premises. All compensation awarded for a Taking shall be the property of Landlord. The right to receive compensation or proceeds are expressly waived by Tenant, however, Tenant may file a separate claim for Tenant's Property and Tenant's reasonable relocation expenses, provided the filing of the claim does not diminish the amount of Landlord's award. If only a part of the Premises is subject to a Taking and this Lease is not terminated, Landlord, with reasonable diligence, will restore the remaining portion of the Premises as nearly as practicable to the condition immediately prior to the Taking.

18.   EVENTS OF DEFAULT.

   Each of the following occurrences shall be a "DEFAULT": (a) Tenant's failure to pay any portion of Rent when due, if the failure continues for 5 Business Days after written notice to Tenant ("MONETARY DEFAULT"); (b) Tenant's failure (other than a Monetary Default) to comply with any term, provision, condition or covenant of this Lease, if the failure is not cured within 20 days after written notice to Tenant provided, however, if Tenant's failure to comply cannot reasonably be cured within 20 days, Tenant shall be allowed additional time (not to exceed 60 days) as is reasonably necessary to cure the failure so long as Tenant begins the cure within 20 days and diligently pursues the cure to completion; (c) Tenant or any Guarantor becomes insolvent, makes a transfer in fraud of creditors, makes an assignment for the benefit of creditors, admits in writing its inability to pay its debts when due or forfeits or loses its right to conduct business; (d) the leasehold estate is taken by process or operation of Law; (e) in the case of any ground floor or retail Tenant, Tenant does not take possession of or abandons or vacates all or any portion of the Premises (notwithstanding the foregoing, Landlord acknowledges that Tenant may, from time to time, not use or occupy all of the portion of the Premises which are not visible from the lobby or the storefront windows, which shall not be an event of abandonment so long at the teller line and main public areas of the branch are in reasonable use); or (f) Tenant is in default beyond any notice and cure period under any other lease or agreement with Landlord at the Building or Property. All notices sent under this Section shall be in satisfaction of, and not in addition to, notice required by Law provided that any such notices are in the form and are delivered as required by such Law.

19.   REMEDIES.

   19.01 Upon Default, Landlord shall have the right to pursue any one or more of the following remedies:

      (a) Terminate this Lease, in which case Tenant shall immediately surrender the Premises to Landlord. If Tenant fails to surrender the Premises, Landlord, in compliance with Law, may enter upon and take possession of the Premises and remove Tenant, Tenant's Property and any party occupying the Premises. Tenant shall pay Landlord, on demand, all past due Rent and other losses and damages Landlord suffers as a result of Tenant's Default, including, without limitation, all Costs of Reletting (defined below) and any deficiency that may arise from reletting or the failure to relet the Premises. "COSTS OF RELETTING" shall include all reasonable costs and expenses incurred by Landlord in reletting or attempting to relet the Premises, including, without limitation, legal fees, brokerage commissions, the cost of alterations and the value of other concessions or allowances granted to a new tenant. Notwithstanding the foregoing, if Landlord relets the Premises for a term (the "RELET TERM") that extends past the stated Termination Date (without consideration of any earlier termination pursuant to this Section 19.01), the Proratable Costs of Reletting (hereinafter defined) shall be applied as provided herein based on the percentage that the length of the Term remaining hereunder on the date Landlord terminates the Lease or Tenant's right to possession bears to the length of the Relet Term. For example, if there are 2 years left on the Term at the time that Landlord terminates possession and, prior to the expiration of such 2 year period, Landlord enters into a Relet Term of 10 years with a new tenant, 20% of the Proratable Costs of Reletting shall be considered in determining Landlord's damages. "PRORATABLE COSTS OF RELETTING" shall mean the cost of renovating, decorating and altering the Premises (except to the extent that such work is necessary due to the acts of Tenant, it agents, employees or contractors or for damage to the Premises other than ordinary wear and tear), brokerage fees, and other concessions granted to the new tenant such as a moving allowance, lease assumption and rental abatement. Notwithstanding anything herein to the contrary, it is agreed that Costs of Reletting shall be offset against the rent that Landlord receives in connection with a reletting of the Premises and in no event shall the total damages payable by Tenant hereunder exceed the amount for which Tenant would be liable if Landlord had not relet the Premises or incurred any Costs of Reletting. Landlord agrees to use reasonable efforts to mitigate damages, provided that such reasonable efforts shall not require Landlord to relet the Premises in preference to any other space in the Building or to relet the Premises to any party that Landlord could reasonably reject as a transferee pursuant to Section 11 hereof.

      (b) Terminate Tenant's right to possession of the Premises and, in compliance with Law, remove Tenant, Tenant's Property and any parties occupying the Premises. Landlord may (but shall not be obligated to) relet all or any part of the Premises, without notice to Tenant, for such period of time and on such terms and conditions (which may include concessions, free rent and work allowances) as Landlord in its reasonable discretion shall determine. Landlord may collect and receive all rents and other income from the reletting. Tenant shall pay Landlord on demand all past due Rent, all Costs of Reletting (prorated as described above in Section 19.01(a)) and any deficiency arising from the reletting or failure to relet the Premises. The re-entry or taking of possession of the Premises shall not be construed as an election by Landlord to terminate this Lease.

   19.02 In lieu of calculating damages under Section 19.01, Landlord may elect to receive as damages the sum of (a) all Rent accrued through the date of termination of this Lease or Tenant's right to possession, and (b) an amount equal to the total Rent that Tenant would have been required to pay for the remainder of the Term discounted to present value at nine percent (9%) per annum, minus the then present fair rental value of the Premises for the remainder of the Term, similarly discounted, after deducting all anticipated Costs of Reletting. If Tenant is in Default of any of its non-monetary obligations under the Lease, Landlord shall have the right to perform such obligations. Tenant shall reimburse Landlord for the cost of such performance upon demand together with an administrative charge equal to seven percent (7%) of the cost of the work performed by Landlord. The repossession or re-entering of all or any part of the Premises shall not relieve Tenant of its liabilities and obligations under this Lease. No right or remedy of Landlord shall be exclusive of any other right or remedy. Each right and remedy shall be cumulative and in addition to any other right and remedy now or subsequently available to Landlord at Law or in equity. Landlord agrees to use reasonable efforts to mitigate damages, provided that such reasonable efforts shall not require Landlord to relet the Premises in preference to any other space in the Building or to relet the Premises to any party that Landlord could reasonably reject as a transferee pursuant to Section 11 hereof.

20.   LIMITATION OF LIABILITY.

      NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS LEASE, THE LIABILITY OF LANDLORD (AND OF ANY SUCCESSOR LANDLORD) SHALL BE

LIMITED TO THE LESSER OF (A) THE INTEREST OF LANDLORD IN THE PROPERTY, OR (B) THE EQUITY INTEREST LANDLORD WOULD HAVE IN THE PROPERTY IF THE PROPERTY WERE ENCUMBERED BY THIRD PARTY DEBT IN AN AMOUNT EQUAL TO 70% OF THE VALUE OF THE PROPERTY. TENANT SHALL LOOK SOLELY TO LANDLORD'S INTEREST IN THE PROPERTY FOR THE RECOVERY OF ANY JUDGMENT OR AWARD AGAINST LANDLORD OR ANY LANDLORD RELATED PARTY. NEITHER LANDLORD NOR ANY LANDLORD RELATED PARTY SHALL BE PERSONALLY LIABLE FOR ANY JUDGMENT OR DEFICIENCY, AND IN NO EVENT SHALL LANDLORD OR ANY LANDLORD RELATED PARTY BE LIABLE TO TENANT FOR ANY LOST PROFIT, DAMAGE TO OR LOSS OF BUSINESS OR ANY FORM OF SPECIAL, INDIRECT OR CONSEQUENTIAL DAMAGE. BEFORE FILING SUIT FOR AN ALLEGED DEFAULT BY LANDLORD, TENANT SHALL GIVE LANDLORD AND THE MORTGAGEE(S) WHOM TENANT HAS BEEN NOTIFIED HOLD MORTGAGES (DEFINED IN SECTION 23 BELOW), NOTICE AND REASONABLE TIME TO CURE THE ALLEGED DEFAULT.

21.   RELOCATION.

   [INTENTIONALLY OMITTED]

22.   HOLDING OVER.

   If Tenant fails to surrender all or any part of the Premises at the termination of this Lease, occupancy of the Premises after termination shall be that of a tenancy at sufferance. Tenant's occupancy shall be subject to all the terms and provisions of this Lease, and Tenant shall pay an amount (on a per month basis without reduction for partial months during the holdover) equal to 150% of the sum of the Base Rent and Additional Rent due for the period immediately preceding the holdover. No holdover by Tenant or payment by Tenant after the termination of this Lease shall be construed to extend the Term or prevent Landlord from immediate recovery of possession of the Premises by summary proceedings or otherwise. If Landlord is unable to deliver possession of the Premises to a new tenant or to perform improvements for a new tenant as a result of Tenant's holdover and Tenant fails to vacate the Premises within 15 days after notice from Landlord, Tenant shall be liable for all damages that Landlord suffers from the holdover.

23.   SUBORDINATION TO MORTGAGES; ESTOPPEL CERTIFICATE.

   23.01 Tenant accepts this Lease subject and subordinate to any mortgage(s), deed(s) of trust, ground lease(s) or other lien(s) now or subsequently arising upon the Premises, the Building or the Property, and to renewals, modifications, refinancings and extensions thereof (collectively referred to as a "MORTGAGE"). The party having the benefit of a Mortgage shall be referred to as a "MORTGAGEE". This clause shall be self-operative, but upon request from a Mortgagee, Tenant shall execute a commercially reasonable subordination agreement in favor of the Mortgagee. As an alternative, a Mortgagee shall have the right at any time to subordinate its Mortgage to this Lease. Upon request, Tenant, without charge, shall attorn to any successor to Landlord's interest in this Lease. Landlord and Tenant shall each, within 10 Business Days after receipt of a written request from the other, execute and deliver a commercially reasonable estoppel certificate to those parties as are reasonably requested by the other (including a Mortgagee or prospective purchaser). Without limitation, such estoppel certificate may include a certification as to the status of this Lease, Tenant's knowledge of the existence of any defaults and the amount of Rent that is due and payable.

   23.02 Notwithstanding the foregoing, upon written request by Tenant, Landlord will use reasonable efforts to obtain a non-disturbance, subordination and attornment agreement from Landlord's then current Mortgagee (if any) on such Mortgagee's then current standard form of agreement. "REASONABLE EFFORTS" of Landlord shall not require Landlord to incur any cost, expense or liability to obtain such agreement, it being agreed that Tenant shall be responsible for any fee or review costs charged by the Mortgagee. Upon request of Landlord, Tenant will execute the Mortgagee's form of non-disturbance, subordination and attornment agreement and return the same to Landlord for execution by the Mortgagee. Landlord's failure to obtain a non-disturbance, subordination and attornment agreement for Tenant shall have no effect on the rights, obligations and liabilities of Landlord and Tenant or be considered to be a default by Landlord hereunder.

24.   NOTICE.

   All demands, approvals, consents or notices (collectively referred to as a "NOTICE") shall be in writing and delivered by hand or sent by registered or certified mail with return receipt requested or sent by overnight or same day courier service at the party's respective Notice Address(es) set forth in Section 1. Each notice shall be deemed to have been received on the earlier to occur of actual delivery or the date on which delivery is refused, or, if Tenant has vacated the Premises or any other Notice Address of Tenant without providing a new Notice Address, 3 days after notice is deposited in the U.S. mail or with a courier service in the manner described above. Either party may, at any time, change its Notice Address (other than to a post office box address) by giving the other party written notice of the new address.

25.   SURRENDER OF PREMISES.

   At the termination of this Lease or Tenant's right of possession, Tenant shall remove Tenant's Property from the Premises, and quit and surrender the Premises to Landlord, broom clean, and in good order, condition and repair, casualty not required to be repaired, ordinary wear and tear and damage which Landlord is obligated to repair hereunder excepted. If Tenant fails to remove any of Tenant's Property within 2 days after termination of this Lease or Tenant's right to possession, Landlord, at Tenant's sole cost and expense, shall be entitled (but not obligated) to remove and store Tenant's Property. Landlord shall not be responsible for the value, preservation or safekeeping of Tenant's Property. Tenant shall pay Landlord, upon demand, the expenses and storage charges incurred. If Tenant fails to remove Tenant's Property from the Premises or storage, within 30 days after notice, Landlord may deem all or any part of Tenant's Property to be abandoned and title to Tenant's Property shall vest in Landlord.

26.   MISCELLANEOUS.

   26.01 This Lease shall be interpreted and enforced in accordance with the Laws of the state or commonwealth in which the Building is located and Landlord and Tenant hereby irrevocably consent to the jurisdiction and proper venue of such state or commonwealth. If any term or provision of this Lease shall to any extent be void or unenforceable, the remainder of this Lease shall not be affected. If there is more than one Tenant or if Tenant is comprised of more than one party or entity, the obligations imposed upon Tenant shall be joint and several obligations of all the parties and entities, and requests or demands from any one person or entity comprising Tenant shall be deemed to have been made by all such persons or entities. Notices to any one person or entity shall be deemed to have been given to all persons and entities. Tenant represents and warrants to Landlord that each individual executing this Lease on behalf of Tenant is authorized to do so on behalf of Tenant and that Tenant is not, and, to the Tenant's knowledge, the entities or individuals constituting Tenant or which may own or control Tenant or which may be owned or controlled by Tenant are not, among the individuals or entities identified on any list compiled pursuant to Executive Order 13224 for the purpose of identifying suspected terrorists.

   26.02 If either party institutes a suit against the other for violation of or to enforce any covenant, term or condition of this Lease, the prevailing party shall be entitled to all of its costs and expenses, including, without limitation, reasonable attorneys' fees. Landlord and Tenant hereby waive any right to trial by jury in any proceeding based upon a breach of this Lease. Either party's failure to declare a default immediately upon its occurrence, or delay in taking action for a default, shall not constitute a waiver of the default, nor shall it constitute an estoppel.

   26.03 Whenever a period of time is prescribed for the taking of an action by Landlord or Tenant (other than the payment of the Security Deposit or Rent or any monetary obligation of either party), the period of time for the performance of such action shall be extended by the number of days that the performance is actually delayed due to strikes, acts of God, shortages of labor or materials, war, terrorist acts, civil disturbances and other causes beyond the reasonable control of the performing party ("FORCE MAJEURE").

   26.04 Landlord shall have the right to transfer and assign, in whole or in part, all of its rights and obligations under this Lease and in the Building and Property. Upon transfer Landlord shall be released from any further obligations hereunder and Tenant agrees to look solely to the successor in interest of Landlord for the performance of such obligations, provided that, any successor pursuant to a voluntary, third party transfer (but not as part of an involuntary transfer resulting from a foreclosure or deed in lieu thereof) shall have assumed in writing Landlord's obligations under this Lease either by contractual obligation, assumption agreement or by operation of Law, and further provided that Landlord and its successors, as the case may be, shall remain liable after their respective periods of ownership with respect to any sums due in connection with a breach or default by such party that arose during such period of ownership by such party.

   26.05 Landlord has delivered a copy of this Lease to Tenant for Tenant's review only and the delivery of it does not constitute an offer to Tenant or an option. This Lease shall not be effective against any party hereto until an original copy of this Lease has been mutually executed by both parties.

      (a) Tenant represents that it has dealt with no broker in connection with this Lease. Tenant shall indemnify and hold Landlord and the Landlord Related Parties harmless from all claims of any brokers claiming to have represented Tenant in connection with this Lease. Landlord agrees to indemnify and hold Tenant and the Tenant Related Parties harmless from all claims of any brokers claiming to have represented Landlord in connection with this Lease.

      (b) Agency Disclosure. At the signing of this Lease, Landlord's leasing agent, Shawn Jackson, of Equity Office Properties Management Corp. represented (X) Landlord, (___) Tenant, or (___) both Landlord and Tenant. At the signing of this Lease, Tenant's agent, N/A, of N/A, represented (___) Landlord, (X) Tenant, or (___) both Landlord and Tenant. Each party signing this document confirms that the prior oral and/or written disclosure of agency was provided to such party in this transaction, as required by RCW 18.86.030(1)(g).

      (c) Landlord and Tenant, by their execution of this Lease, each acknowledge and agree that they have timely received a pamphlet on the law of real estate agency as required under RCW 18.86.030(1)(f).

   26.06 Time is of the essence with respect to Tenant's exercise of any expansion, renewal or extension rights granted to Tenant. The expiration of the Term, whether by lapse of time, termination or otherwise, shall not relieve either party of any obligations which accrued prior to or which may continue to accrue after the expiration or termination of this Lease.

   26.07 Tenant may peacefully have, hold and enjoy the Premises, subject to the terms of this Lease, provided Tenant pays the Rent and fully performs all of its covenants and agreements. This covenant shall be binding upon Landlord and its successors only during its or their respective periods of ownership of the Building.

   26.08 This Lease does not grant any rights to light or air over or about the Building. Landlord excepts and reserves exclusively to itself any and all rights not specifically granted to Tenant under this Lease. This Lease constitutes the entire agreement between the parties and supersedes all prior agreements and understandings related to the Premises, including all lease proposals, letters of intent and other documents. Neither party is relying upon any warranty, statement or representation not contained in this Lease. This Lease may be modified only by a written agreement signed by an authorized representative of Landlord and Tenant.

      Landlord and Tenant have executed this Lease as of the day and year first above written.

                                    LANDLORD:

                                    EOP-NORTHWEST PROPERTIES, L.L.C., A DELAWARE
                                    LIMITED LIABILITY COMPANY

                                    By: EOP Operating Limited Partnership, a
                                        Delaware limited partnership, its sole
                                        member

                                        By: Equity Office Properties Trust, a
                                            Maryland real estate investment
                                            trust, its general partner

                                            By: /s/ Susan L. Murphy
                                                -------------------

                                            Name: Susan L. Murphy

                                            Title: Vice President-Leasing
                                                   Seattle Region

                                    TENANT:

                                    EVERGREENBANK, A WASHINGTON CORPORATION

                                    By: /s/ Gerald O. Hatler
                                        --------------------

                                    Name: Gerald O. Hatler

                                    Title: President

                                    Tenant's Tax ID Number (SSN or FEIN):
                                           91-0868436

                            LANDLORD ACKNOWLEDGMENTS

STATE OF WA                 )
COUNTY OF KING              )ss:

      I, the undersigned, a Notary Public, in and for the County and State aforesaid, do hereby certify that Susan J. Murphy, personally known to me to be the Vice President of Equity Office Properties Trust, a Maryland real estate investment trust, and personally known to me to be the same person whose name is subscribed to the foregoing instrument, appeared before me this day in person and acknowledged that as such officer of said entity being authorized so to do,
(s)he executed the foregoing instrument on behalf of said entity, by subscribing the name of such entity by himself/herself as such officer, as a free and voluntary act, and as the free and voluntary act and deed of said entity under the foregoing instrument for the uses and purposes therein set forth.

      GIVEN under my hand and official seal this 17th day of February, 2005.

                                                       /s/ Nathan Paul Good
                                                       -----------------------
                                                                 Notary Public

      (SEAL)

                                                       Nathan Paul Good
                                                       -----------------------
                                                                 Printed Name

My Commission Expires: 1/9/08

Residing at: Everett

                             TENANT ACKNOWLEDGMENTS

STATE OF WA                )
COUNTY OF KING             )ss:

      On this the 13th day of January, 2005, before me a Notary Public duly authorized in and for the said County in the State aforesaid to take acknowledgments personally appeared Gerald O. Hatler known to me to be the President of EveregreenBank , one of the parties described in the foregoing instrument, and acknowledged that as such officer, being authorized so to do,
(s)he executed the foregoing instrument on behalf of said corporation by subscribing the name of such corporation by himself/herself as such officer and caused the corporate seal of said corporation to be affixed thereto, as a free and voluntary act, and as the free and voluntary act of said corporation, for the uses and purposes therein set forth.

      IN WITNESS WHEREOF, I hereunto set my hand and official seal.

                                                       /s/ Steven Morris
                                                       -----------------------
                                                                 Notary Public

      (SEAL)

                                                       Steven Morris
                                                       -----------------------
                                                                 Printed Name

My Commission Expires: 12/19/08

Residing at: Snohomish

                                   EXHIBIT A-1

                        OUTLINE AND LOCATION OF PREMISES

      This Exhibit is attached to and made a part of the Lease by and between EOP-NORTHWEST PROPERTIES, L.L.C., A DELAWARE LIMITED LIABILITY COMPANY ("Landlord") and EVERGREENBANK, A WASHINGTON CORPORATION ("Tenant") for space in the Building located at 1111 Third Avenue, Seattle, Washington.

                                   EXHIBIT A-2

                                LEGAL DESCRIPTION

      This Exhibit is attached to and made a part of the Lease by and between EOP-NORTHWEST PROPERTIES, L.L.C., A DELAWARE LIMITED LIABILITY COMPANY ("Landlord") and EVERGREENBANK, A WASHINGTON CORPORATION ("Tenant") for space in the Building located at 1111 Third Avenue, Seattle, Washington.

THE LAND REFERRED TO HEREIN IS SITUATED IN THE STATE OF WASHINGTON, COUNTY OF KING, AND IS DESCRIBED AS FOLLOWS:

PARCEL A:

LOTS 2, 3, 6 AND 7 IN BLOCK 14 OF ADDITION TO THE TOWN OF SEATTLE, AS LAID OUT ON THE CLAIMS OF C.D. BOREN AND A.A. DENNY AND H.L. YESLER (COMMONLY KNOWN AS C.D. BOREN'S ADDITION TO THE CITY OF SEATTLE), AS PER PLAT RECORDED IN VOLUME 1 OF PLATS, PAGE 25, RECORDS OF KING COUNTY;

EXCEPT THE NORTHEASTERLY 9 FEET OF SAID LOTS CONDEMNED FOR STREET PURPOSES IN KING COUNTY SUPERIOR COURT CAUSE NO. 54135, AS PROVIDED BY ORDINANCE NO. 14345 OF THE CITY OF SEATTLE;

TOGETHER WITH THE NORTHEASTERLY 1/2 OF THE ALLEY ADJOINING SAID PREMISES VACATED BY ORDINANCE NO. 107147 OF THE CITY OF SEATTLE WHICH ATTACHED BY OPERATION OF LAW;

SITUATE IN THE CITY OF SEATTLE, COUNTY OF KING, STATE OF WASHINGTON.

PARCEL B:

AN EASEMENT, AS ESTABLISHED UNDER SECTION 1(B) OF THE MEMORANDUM OF DEVELOPMENT RIGHTS AGREEMENT RECORDED MARCH 8, 1978, UNDER RECORDING NOS. 7803080729, AS SAID SECTION WAS AMENDED BY SECTION 6(F) OF THE SUBORDINATION AND RECOGNITION AGREEMENT RECORDED SEPTEMBER 27, 1978 UNDER RECORDING NO. 7809270979, AS ASSIGNED BY THOSE CERTAIN ASSIGNMENT AND ASSUMPTION OF DEVELOPMENT RIGHTS AGREEMENTS, EACH DATED AS OF DECEMBER 16, 1997, AND RECORDED UNDER RECORDING NO. 9712190957, 9712190958 AND 9712190959, FOR LIGHT AND AIR ABOVE THE ROOF LINE HEIGHT OF NOT MORE THAN 163 FEET ABOVE CITY OF SEATTLE DATUM OF THE IMPROVEMENTS ON THE FOLLOWING DESCRIBED PROPERTY:

LOTS 1, 4, 5 AND 8 IN BLOCK 14 OF ADDITION TO THE TOWN OF SEATTLE, AS LAID OUT ON THE CLAIMS OF C.D. BOREN AND A.A. DENNY AND H.L. YESLER (COMMONLY KNOWN AS C.D. BOREN'S ADDITION TO THE CITY OF SEATTLE), AS PER PLAT RECORDED IN VOLUME 1 OF PLATS, PAGE 25, RECORDS OF KING COUNTY;

EXCEPT THE SOUTHWESTERLY 12 FEET THEREOF CONDEMNED FOR STREET PURPOSES IN DISTRICT COURT CAUSE NO. 7079 AS PROVIDED BY ORDINANCE NO. 1107 OF THE CITY OF SEATTLE;

TOGETHER WITH THAT PORTION OF THE ALLEY ADJOINING SAID PREMISES VACATED BY ORDINANCE NO. 107147 OF THE CITY OF SEATTLE WHICH ATTACHED BY OPERATION OF LAW;

SITUATE IN THE CITY OF SEATTLE, COUNTY OF KING, STATE OF WASHINGTON.

                                    EXHIBIT B

                               EXPENSES AND TAXES

      This Exhibit is attached to and made a part of the Lease by and between EOP-NORTHWEST PROPERTIES, L.L.C., A DELAWARE LIMITED LIABILITY COMPANY ("Landlord") and EVERGREENBANK, A WASHINGTON CORPORATION ("Tenant") for space in the Building located at 1111 Third Avenue, Seattle, Washington.

1.    PAYMENTS.

   1.01 Tenant shall pay Tenant's Pro Rata Share of the amount, if any, by which Expenses (defined below) for each calendar year during the Term exceed Expenses for the Base Year (the "EXPENSE EXCESS") and also the amount, if any, by which Taxes (defined below) for each calendar year during the Term exceed Taxes for the Base Year (the "TAX EXCESS"). If Expenses or Taxes in any calendar year decrease below the amount of Expenses or Taxes for the Base Year, Tenant's Pro Rata Share of Expenses or Taxes, as the case may be, for that calendar year shall be $0. Landlord shall provide Tenant with a good faith estimate of the Expense Excess and of the Tax Excess for each calendar year during the Term. On or before the first day of each month, Tenant shall pay to Landlord a monthly installment equal to one-twelfth of Tenant's Pro Rata Share of Landlord's estimate of both the Expense Excess and Tax Excess. After its receipt of the revised estimate, Tenant's monthly payments shall be based upon the revised estimate. If Landlord does not provide Tenant with an estimate of the Expense Excess or the Tax Excess by January 1 of a calendar year, Tenant shall continue to pay monthly installments based on the previous year's estimate(s) until Landlord provides Tenant with the new estimate.

   1.02 As soon as is practical following the end of each calendar year, Landlord shall furnish Tenant with a statement of the actual Expenses and Expense Excess and the actual Taxes and Tax Excess for the prior calendar year. Landlord shall use reasonable efforts to furnish the statement of actual Expenses on or before June 1 of the calendar year immediately following the calendar year to which the statement applies. If the estimated Expense Excess or estimated Tax Excess for the prior calendar year is more than the actual Expense Excess or actual Tax Excess, as the case may be, for the prior calendar year, Landlord shall either provide Tenant with a refund or apply any overpayment by Tenant against Additional Rent due or next becoming due, provided if the Term expires before the determination of the overpayment, Landlord shall refund any overpayment to Tenant after first deducting the amount of Rent due. Any overpayment equal to or less than 1 month's installment of Base Rent plus Additional Rent shall, at Landlord's option, be refunded to Tenant or credited against the installments of Base Rent and Additional Rent due for the month(s) immediately following the furnishing of such estimate. In the event of any overpayment in excess of the equivalent of 1 month's installment of Base Rent plus Additional Rent, the excess, at Tenant's option, shall be refunded to Tenant or credited against the installment(s) of Base Rent and Additional Rent due for the months immediately following the furnishing of such estimate. If the estimated Expense Excess or estimated Tax Excess for the prior calendar year is less than the actual Expense Excess or actual Tax Excess, as the case may be, for such prior year, Tenant shall pay Landlord, within 30 days after its receipt of the statement of Expenses or Taxes, any underpayment for the prior calendar year.

2.    EXPENSES.

   2.01 "EXPENSES" means all costs and expenses incurred in each calendar year in connection with operating, maintaining, repairing, and managing the Building and the Property. Landlord agrees to act in a commercially reasonable manner in incurring Expenses, taking into consideration the Class A nature of the Building. Expenses include, without limitation: (a) all labor and labor related costs, for employees directly involved in the operation and maintenance of the Building and the Property for personnel at or below the level of general manager, provided that if any employee performs services in connection with the Building and other buildings, costs associated with such employee may be proportionately included in Expenses based on the percentage of time such employee spends in connection with the operation, maintenance, repair and managing of the Building, including wages, salaries, bonuses, taxes, insurance, uniforms, training, retirement plans, pension plans and other employee benefits;
(b) management fees, however, in no event shall the management fees for the Building (expressed as a percentage of gross receipts for the Building) exceed the prevailing market management fees (expressed as a percentage of gross receipts), plus 1% of such fees, for comparable third party management companies offering comparable management services in office buildings similar to the Building in class, size, age and location; (c) the cost of equipping, staffing and operating an on-site and/or off-site management office for the Building, provided if the management office services one or more other buildings or properties, the shared costs and expenses of equipping, staffing and operating such management office(s) shall be equitably prorated and apportioned between the Building and the other buildings or properties; (d) accounting costs; (e) the cost of services; (f) rental and purchase cost of parts, supplies, tools and equipment; (g) insurance premiums and deductibles; (h) electricity, gas and other utility costs (excluding the cost of providing a given utility service to individual tenant spaces if Tenant is billed directly for the cost of providing such utility service to the

Premises as a separate charge in addition to Base Rent and Tenant's Pro Rata Share of Expenses); and (i) the amortized cost of capital improvements (as distinguished from replacement parts or components installed in the ordinary course of business) made subsequent to the Base Year which are: (1) performed primarily to reduce current or future operating expense costs, upgrade Building security or otherwise improve the operating efficiency of the Property; or (2) required to comply with any Laws that are enacted, or first interpreted to apply to the Property, after the date of this Lease. The cost of capital improvements shall be amortized by Landlord over the lesser of the Payback Period (defined below) or the useful life of the capital improvement as reasonably determined by Landlord. The amortized cost of capital improvements may, at Landlord's option, include actual or imputed interest at the rate that Landlord would reasonably be required to pay to finance the cost of the capital improvement. "PAYBACK PERIOD" means the reasonably estimated period of time that it takes for the cost savings resulting from a capital improvement to equal the total cost of the capital improvement. Landlord, by itself or through an affiliate, shall have the right to directly perform, provide and be compensated for any services under this Lease. If Landlord incurs Expenses for the Building or Property together with one or more other buildings or properties, whether pursuant to a reciprocal easement agreement, common area agreement or otherwise, the shared costs and expenses shall be equitably prorated and apportioned between the Building and Property and the other buildings or properties.

   2.02  Expenses shall not include:

      (i)     the cost of capital improvements (except as set forth above);

      (ii)    depreciation;

      (iii) principal payments of mortgage and other non-operating debts of Landlord;

      (iv) the cost of repairs or other work to the extent Landlord is reimbursed by insurance or condemnation proceeds or any third party;

      (v) costs in connection with leasing space in the Building, including brokerage commissions, brochures and marketing supplies;

      (vi) lease concessions, rental abatements, and construction allowances granted to specific tenants;

      (vii) costs incurred in connection with the sale, financing or refinancing of the Building;

      (viii) fines, interest and penalties incurred due to the late payment of Taxes or Expenses;

      (ix) organizational expenses associated with the creation and operation of the entity which constitutes Landlord;

      (x) any penalties or damages that Landlord pays to Tenant under this Lease or to other tenants in the Building under their respective leases;

      (xi) sums (other than management fees, it being agreed that the management fees included in Expenses are as described in Section
              2.01 above) paid to subsidiaries or other affiliates of Landlord for services on or to the Property, Building and/or Premises, but only to the extent that the costs of such services exceed the competitive cost for such services rendered by persons or entities of similar skill, competence and experience;

      (xii) any fines, penalties or interest resulting from the negligence or willful misconduct of the Landlord or its agents, contractors, or employees;

      (xiii)  advertising and promotional expenditures;

      (xiv)   Landlord's charitable and political contributions;

      (xv) attorneys' fees and other expenses incurred in connection with negotiations or disputes with, or leasing to, tenants or prospective tenants of the Building; fines or penalties incurred by Landlord for violations of any applicable Law; legal expenses arising out of (i) the negotiation, preparation or termination of leases or other occupancy agreements, (ii) the interpretation of leases or other occupancy agreements, (iii) the enforcement of the provisions of any lease or other occupancy agreement affecting the Property or Building including without limitation this Lease, (iv) any action against a present or former tenant or occupant under a lease or other occupancy agreement, including, without limitation, eviction, distraint, levy and collection actions;

      (xvi) the cost or expense of any services or benefits provided generally to other tenants in the Building and not provided or available to Tenant;

      (xvii) all costs of purchasing or leasing major sculptures, paintings or other major works or objects of art (as opposed to decorations purchased or leased by Landlord for display in the Common Areas of the Building);

      (xviii) any expenses for which Landlord has received actual reimbursement
              (other than through Expenses);

      (xix) costs incurred by Landlord in connection with the correction of defects in design and original construction of the Building or Property;

      (xx) any cost or expense related to removal, cleaning, abatement or remediation of hazardous materials in or about the Building, Common Area or Property, including, without limitation, asbestos, except to the extent such removal, cleaning, abatement or remediation is related to the general repair and maintenance of the Building, Common Area or Property;

            (xxi) fines or penalties incurred as a result of violation by
                  Landlord of any applicable Laws.

      2.03 If at any time during a calendar year the Building is not at least 95% occupied or Landlord is not supplying services to at least 95% of the total Rentable Square Footage of the Building, Expenses shall be determined as if the Building had been 95% occupied and Landlord had been supplying services to 95% of the Rentable Square Footage of the Building. If Expenses for a calendar year are determined as provided in the prior sentence, Expenses for the Base Year shall also be determined in such manner. Notwithstanding the foregoing, Landlord may calculate the extrapolation of Expenses under this Section based on 100% occupancy and service so long as such percentage is used consistently for each year of the Term. The extrapolation of Expenses under this Section shall be performed in accordance with the methodology specified by the Building Owners and Managers Association.

3. "TAXES" shall mean: (a) all real property taxes and other assessments on the Building and/or Property, including, but not limited to, gross receipts taxes, assessments for special improvement districts and building improvement districts, governmental charges, fees and assessments for police, fire, traffic mitigation or other governmental service of purported benefit to the Property, taxes and assessments levied in substitution or supplementation in whole or in part of any such taxes and assessments and the Property's share of any real estate taxes and assessments under any reciprocal easement agreement, common area agreement or similar agreement as to the Property; (b) all personal property taxes for property that is owned by Landlord and used in connection with the operation, maintenance and repair of the Property; and (c) all costs and fees incurred in connection with seeking reductions in any tax liabilities described in (a) and (b), including, without limitation, any commercially reasonable costs incurred by Landlord for compliance, review and appeal of tax liabilities. Without limitation, Taxes shall not include any income, capital levy, transfer, capital stock, gift, estate or inheritance tax. If a change in Taxes is obtained for any year of the Term during which Tenant paid Tenant's Pro Rata Share of any Tax Excess, then Taxes for that year will be retroactively adjusted and Landlord shall provide Tenant with a credit, if any, based on the adjustment. Likewise, if a change is obtained for Taxes for the Base Year, Taxes for the Base Year shall be restated and the Tax Excess for all subsequent years shall be recomputed. Tenant shall pay Landlord the amount of Tenant's Pro Rata Share of any such increase in the Tax Excess within 30 days after Tenant's receipt of a statement from Landlord. Any tax assessments, including special assessments, on or against the Building, Land, improvements, common areas, or betterment shall be computed over the longest period of time as permitted by law without penalty and Tenant shall only be responsible for that percentage assessment or installment that the then remaining portion of the Lease Term bears to the useful life of the public improvement or betterments as reasonably determined by Landlord.

4. AUDIT RIGHTS. Tenant, within 365 days after receiving Landlord's statement of Expenses, may give Landlord written notice ("REVIEW NOTICE") that Tenant intends to review Landlord's records of the Expenses for the calendar year to which the statement applies. Within a reasonable time after receipt of the Review Notice, Landlord shall make all pertinent records available for inspection that are reasonably necessary for Tenant to conduct its review. If any records are maintained at a location other than the management office for the Building, Tenant may either inspect the records at such other location or pay for the reasonable cost of copying and shipping the records. If Tenant retains an agent to review Landlord's records, the agent must be with a CPA firm licensed to do business in the state or commonwealth where the Property is located. Tenant shall be solely responsible for all costs, expenses and fees incurred for the audit. Within 90 days after the records are made available to Tenant, Tenant shall have the right to give Landlord written notice (an "OBJECTION NOTICE") stating in reasonable detail any objection to Landlord's statement of Expenses for that year. If Tenant fails to give Landlord an Objection Notice within the 90 day period or fails to provide Landlord with a Review Notice within the 365 day period described above, Tenant shall be deemed to have approved Landlord's statement of Expenses and shall be barred from raising any claims regarding the Expenses for that year. The records obtained by Tenant shall be treated as confidential. In no event shall Tenant be permitted to examine Landlord's records or to dispute any statement of Expenses unless Tenant has paid and continues to pay all Rent when due. If Landlord and Tenant determine that Expenses for the calendar year are less than reported, Landlord shall provide Tenant with a refund in the amount of the overpayment by Tenant. In addition, if Landlord and Tenant determine that Expenses for the calendar year were less than stated by more than 5%, Landlord, within 30 days after its receipt of paid invoices therefor from Tenant, shall reimburse Tenant for any reasonable amounts paid by Tenant to third parties in connection with such review by Tenant. Likewise, if Landlord and Tenant determine that Expenses for the calendar year are greater than reported, Tenant shall pay Landlord the amount of any underpayment within 30 days. The records obtained by Tenant shall be treated as confidential, except to the extent that such information is used by Tenant to contest Expenses and to the extent Tenant is compelled to disclose such information by court order.

                                    EXHIBIT C

                                   WORK LETTER

      This Exhibit is attached to and made a part of the Lease by and between EOP-NORTHWEST PROPERTIES, L.L.C., A DELAWARE LIMITED LIABILITY COMPANY ("Landlord") and EVERGREENBANK, A WASHINGTON CORPORATION ("Tenant") for space in the Building located at 1111 Third Avenue, Seattle, Washington.

As used in this Workletter, the "Premises" shall be deemed to mean the Premises, as initially defined in the attached Lease.

1. Tenant, following the delivery of the Premises by Landlord and the full and final execution and delivery of the Lease to which this Exhibit is attached and all prepaid rental and security deposits required under such agreement, shall have the right to perform alterations and improvements in the Premises (the "INITIAL ALTERATIONS"). Notwithstanding the foregoing, Tenant and its contractors shall not have the right to perform Initial Alterations in the Premises unless and until Tenant has complied with all of the terms and conditions Section 9 of the Lease, including, without limitation, approval by Landlord of the final plans for the Initial Alterations and the contractors to be retained by Tenant to perform such Initial Alterations; further, any mechanical and/or electrical subcontractor(s) will be designated by Landlord in Landlord's sole discretion. Tenant shall be responsible for all elements of the design of Tenant's plans (including, without limitation, compliance with law, functionality of design, the structural integrity of the design, the configuration of the Premises and the placement of Tenant's furniture, appliances and equipment), and Landlord's approval of Tenant's plans shall in no event relieve Tenant of the responsibility for such design. Landlord's approval of the contractors to perform the Initial Alterations shall not be unreasonably withheld; Landlord approves JMS Construction to act as the general contractor performing the Initial Alterations. The parties agree that Landlord's approval of the general contractor to perform the Initial Alterations shall not be considered to be unreasonably withheld if any such general contractor (i) does not have trade references reasonably acceptable to Landlord, (ii) does not maintain insurance as required pursuant to the terms of this Lease, (iii) does not have the ability to be bonded for the work in an amount of no less than 150% of the total estimated cost of the Initial Alterations, (iv) does not provide current financial statements reasonably acceptable to Landlord, or (v) is not licensed as a contractor in the state/municipality in which the Premises is located. Tenant acknowledges the foregoing is not intended to be an exclusive list of the reasons why Landlord may reasonably withhold its consent to a general contractor.

2. Provided Tenant is not in default after applicable notice and cure periods, Landlord agrees to contribute the sum of $75,880.00 (i.e., $10.00 per rentable square foot of the Premises) (the "ALLOWANCE") toward the cost of performing the Initial Alterations in preparation of Tenant's occupancy of the Premises. The Allowance may only be used for the cost of preparing design and construction documents and mechanical and electrical plans for the Initial Alterations, project management fees, sales tax, cabling, permits, and for hard costs in connection with the Initial Alterations. The Allowance shall be paid to Tenant within 30 days following receipt by Landlord of (1) receipted bills covering all labor and materials expended and used in the Initial Alterations; (2) a sworn contractor's affidavit from the general contractor and a request to disburse from Tenant containing an approval by Tenant of the work done;
      (3) full and final waivers of lien; (4) as-built plans of the Initial Alterations; and (5) the certification of Tenant and its architect that the Initial Alterations have been installed in a good and workmanlike manner in accordance with the approved plans, and in accordance with applicable laws, codes and ordinances. The Allowance shall be disbursed in the amount reflected the requirements above. Notwithstanding anything herein to the contrary, Landlord shall not be obligated to disburse any portion of the Allowance during the continuance of an uncured default under the Lease, and Landlord's obligation to disburse shall only resume when and if such default is cured.

3. In no event shall the Allowance be used for the purchase of equipment, furniture or other items of personal property of Tenant. If Tenant does not submit a request for payment of the entire Allowance to Landlord in accordance with the provisions contained in this Exhibit by December 31, 2005, any unused amount shall accrue to the sole benefit of Landlord, it being understood that Tenant shall not be entitled to any credit, abatement or other concession in connection therewith. Tenant shall be responsible for all applicable state sales or use taxes, if any, payable in connection with the Initial Alterations and/or Allowance. Landlord shall be entitled to deduct from the Allowance a construction management fee for Landlord's oversight of the Initial Alterations in an amount equal to 3.5% of the total cost of the Initial Alterations.

4. Tenant agrees to accept the Premises in its "as-is" condition and configuration, it being agreed that Landlord shall not be required to perform any work or, except as provided above with respect to the Allowance, incur any costs in connection with the construction or demolition of any improvements in the Premises. However, Landlord will ensure that the existing tenant in the Premises removes the two (2) existing vaults and the existing teller line from the Premises prior to the delivery of the Premises to Tenant.

5. This Exhibit shall not be deemed applicable to any additional space added to the Premises at any time or from time to time, whether by any options under the Lease or otherwise, or to any portion of the original Premises or any additions to the Premises in the event of a renewal or extension of the original Term of the Lease, whether by any options under the Lease or otherwise, unless expressly so provided in the Lease or any amendment or supplement to the Lease.

                                    EXHIBIT D

                               COMMENCEMENT LETTER
                             (INTENTIONALLY OMITTED)

                                    EXHIBIT E

                         BUILDING RULES AND REGULATIONS

      This Exhibit is attached to and made a part of the Lease by and between EOP-NORTHWEST PROPERTIES, L.L.C., A DELAWARE LIMITED LIABILITY COMPANY ("Landlord") and EVERGREENBANK, A WASHINGTON CORPORATION ("Tenant") for space in the Building located at 1111 Third Avenue, Seattle, Washington.

      The following rules and regulations shall apply, where applicable, to the Premises, the Building, the parking facilities (if any), the Property and the appurtenances. In the event of a conflict between the following rules and regulations and the remainder of the terms of the Lease, the remainder of the terms of the Lease shall control. Capitalized terms have the same meaning as defined in the Lease.

1. Sidewalks, doorways, vestibules, halls, stairways and other similar areas shall not be obstructed by Tenant or used by Tenant for any purpose other than ingress and egress to and from the Premises. No rubbish, litter, trash, or material shall be placed, emptied, or thrown in those areas. At no time shall Tenant permit Tenant's employees to loiter in Common Areas or elsewhere about the Building or Property.

2. Plumbing fixtures and appliances shall be used only for the purposes for which designed and no sweepings, rubbish, rags or other unsuitable material shall be thrown or placed in the fixtures or appliances. Damage resulting to fixtures or appliances by Tenant, its agents, employees or invitees shall be paid for by Tenant and Landlord shall not be responsible for the damage.

3. So long as Tenant is not in default under the Lease beyond the expiration of applicable grace periods, and subject to applicable code restrictions, Tenant shall have the right to install signage identifying the original Tenant (i.e., EvergreenBank), but not any subtenant or assignee of Tenant, as reasonably designated by Landlord. The size, method of attachment, design and materials comprising such signage shall all be subject to Landlord's prior written approval. Tenant will be solely responsible for any costs associated with the maintenance of such signage (such maintenance to be performed by Landlord unless Landlord otherwise elects to require Tenant maintain such signage). At the expiration or sooner termination of this Lease, Tenant, at Tenant's sole cost and expense, shall remove any such signage and repair all damage to the Building caused by the installation and/or removal of such signage, to the reasonable satisfaction of Landlord. No other signs, advertisements or notices shall be painted or affixed to windows, doors or other parts of the Building, except those of such color, size, style and in such places as are first approved in writing by Landlord. All tenant identification and suite numbers at the entrance to the Premises shall be installed by Landlord, at Tenant's cost and expense, using the standard graphics for the Building. Except in connection with the hanging of lightweight pictures and wall decorations, no nails, hooks or screws shall be inserted into any part of the Premises or Building except by the Building maintenance personnel without Landlord's prior approval, which approval shall not be unreasonably withheld.

4. Landlord may provide and maintain in the first floor (main lobby) of the Building an alphabetical directory board or other directory device listing tenants and no other directory shall be permitted unless previously consented to by Landlord in writing.

5. Tenant shall not place any lock(s) on any door in the Premises or Building, except those that are typically Secured Areas of a banking and financial institution, without Landlord's prior written consent, which consent shall not be unreasonably withheld, and Landlord shall have the right at all times to retain and use keys or other access codes or devices to all locks within and into the Premises. A reasonable number of keys to the locks on the entry doors in the Premises shall be furnished by Landlord to Tenant at Tenant's cost and Tenant shall not make any duplicate keys. All keys shall be returned to Landlord at the expiration or early termination of the Lease.

6. All contractors, contractor's representatives and installation technicians performing work in the Building shall be subject to Landlord's prior approval, which approval shall not be unreasonably withheld, and shall be required to comply with Landlord's standard rules, regulations, policies and procedures, which may be revised from time to time.

7. Movement in or out of the Building of furniture or office equipment, or dispatch or receipt by Tenant of merchandise or materials requiring the use of elevators, stairways, lobby areas or loading dock areas, shall be restricted to hours reasonably designated by Landlord. Tenant shall obtain Landlord's prior approval by providing a detailed listing of the activity, which approval shall not be unreasonably withheld. If approved by Landlord, the activity shall be under the supervision of Landlord and performed in the manner required by Landlord. Tenant shall assume all risk for damage to articles moved and injury to any persons resulting from the activity. If equipment, property, or personnel of Landlord or of any other party is damaged or injured as a result of or in connection with the activity, Tenant shall be solely liable for any resulting damage, loss or injury.

8. Landlord shall have the right to approve the weight, size, or location of heavy equipment or articles in and about the Premises, which approval shall not be unreasonably withheld. Damage to the Building by the installation, maintenance, operation, existence or removal of Tenant's Property shall be repaired at Tenant's sole expense.

9.    Corridor doors, when not in use, shall be kept closed.

10. Tenant shall not: (1) make or permit any improper, objectionable or unpleasant noises or odors in the Building, or otherwise interfere in any way with other tenants or persons having business with them; (2) solicit business or distribute or cause to be distributed, in any portion of the Building, handbills, promotional materials or other advertising; or (3) conduct or permit other activities in the Building that might, in Landlord's sole opinion, constitute a nuisance.

11. No animals, except those assisting handicapped persons, shall be brought into the Building or kept in or about the Premises.

12. No inflammable, explosive or dangerous fluids or substances shall be used or kept by Tenant in the Premises, Building or about the Property, except for those substances as are typically found in similar premises used for general office purposes and are being used by Tenant in a safe manner and in accordance with all applicable Laws. Tenant shall not, without Landlord's prior written consent, use, store, install, spill, remove, release or dispose of, within or about the Premises or any other portion of the Property, any asbestos-containing materials or any solid, liquid or gaseous material now or subsequently considered toxic or hazardous under the provisions of 42 U.S.C. Section 9601 et seq. or any other applicable environmental Law which may now or later be in effect. Tenant shall comply with all Laws pertaining to and governing the use of these materials by Tenant and shall remain solely liable for the costs of abatement and removal.

13. Tenant shall not use or occupy the Premises in any manner or for any purpose which might injure the reputation or impair the present or future value of the Premises or the Building. Tenant shall not use, or permit any part of the Premises to be used for lodging, sleeping or for any illegal purpose.

14. Tenant shall not take any action which would violate Landlord's labor contracts or which would cause a work stoppage, picketing, labor disruption or dispute or interfere with Landlord's or any other tenant's or occupant's business or with the rights and privileges of any person lawfully in the Building ("LABOR DISRUPTION"). Tenant shall take the actions necessary to resolve the Labor Disruption, and shall have pickets removed and, at the request of Landlord, immediately terminate any work in the Premises that gave rise to the Labor Disruption, until Landlord gives its written consent for the work to resume. Tenant shall have no claim for damages against Landlord or any of the Landlord Related Parties nor shall the Commencement Date of the Term be extended as a result of the above actions.

15. Tenant shall not install, operate or maintain in the Premises or in any other area of the Building, electrical equipment that would overload the electrical system beyond its capacity for proper, efficient and safe operation as determined solely by Landlord. Tenant shall not furnish cooling or heating to the Premises, including, without limitation, the use of electric or gas heating devices, without Landlord's prior written consent. Tenant shall not use more than its proportionate share of telephone lines and other telecommunication facilities available to service the Building.

16. Tenant shall not operate or permit to be operated a coin or token operated vending machine or similar device (including, without limitation, telephones, lockers, toilets, scales, amusement devices and machines for sale of beverages, foods, candy, cigarettes and other goods), except for machines for the exclusive use of Tenant's employees and invitees.

17. Bicycles and other vehicles are not permitted inside the Building or on the walkways outside the Building, except in areas designated by Landlord.

18. Landlord may from time to time adopt systems and procedures for the security and safety of the Building and Property, its occupants, entry, use and contents. Tenant, its agents, employees, contractors, guests and invitees shall comply with Landlord's systems and procedures.

19. Landlord shall have the right to prohibit the use of the name of the Building or any other publicity by Tenant that in Landlord's sole opinion may impair the reputation of the Building or its desirability. Upon written notice from Landlord, Tenant shall refrain from and discontinue such publicity immediately.

20. Neither Tenant nor its agents, employees, contractors, guests or invitees shall smoke or permit smoking in the Common Areas, unless a portion of the Common Areas have been declared a designated smoking area by Landlord, nor shall the above parties allow smoke from the Premises to emanate into the Common Areas or any other part of the Building. Landlord shall have the right to designate the Building (including the Premises) as a non-smoking building.

21. Landlord shall have the right to designate and approve standard window coverings for the Premises and to establish rules to assure that the Building presents a uniform exterior appearance. Tenant shall ensure, to the extent reasonably practicable, that window coverings are closed on windows in the Premises while they are exposed to the direct rays of the sun.

22. Deliveries to and from the Premises shall be made only at the times in the areas and through the entrances and exits reasonably designated by Landlord. Tenant shall not make deliveries to or from the Premises in a manner that might interfere with the use by any other tenant of its premises or of the Common Areas, any pedestrian use, or any use which is inconsistent with good business practice.

23. The work of cleaning personnel shall not be hindered by Tenant after 5:30 P.M., and cleaning work may be done at any time when the offices are vacant. Windows, doors and fixtures may be cleaned at any time. Tenant shall provide adequate waste and rubbish receptacles to prevent unreasonable hardship to the cleaning service.

                                    EXHIBIT F

                              ADDITIONAL PROVISIONS

      This Exhibit is attached to and made a part of the Lease by and between EOP-NORTHWEST PROPERTIES, L.L.C., A DELAWARE LIMITED LIABILITY COMPANY ("Landlord") and EVERGREENBANK, A WASHINGTON CORPORATION ("Tenant") for space in the Building located at 1111 Third Avenue, Seattle, Washington.

1.    PARKING.

      1.01 During the initial Term and the Extended Term, if any, Landlord shall lease to Tenant, or cause the operator (the "OPERATOR") of the garage servicing the Building (the "GARAGE") to lease to Tenant, and Tenant shall have the right but not the obligation to lease from Landlord or such Operator, a total of 4 unreserved parking spaces and 2 reserved parking spaces (collectively, the "Spaces") in the Building garage (the "GARAGE") for the use of Tenant, its employees and customers. During the initial Term, Tenant shall pay Landlord, as Additional Rent in accordance with Article 4 of the Lease, the sum of $260.00 per month, plus applicable tax thereon, if any, for each unreserved Space leased by Tenant hereunder, and the sum of $390.00 per month, plus applicable tax thereon, if any, for each reserved Space leased by Tenant hereunder, as such rates may be adjusted from time-to-time to reflect the then current rate for parking in the Garage. If requested by Landlord, Tenant shall execute and deliver to Landlord the standard parking agreement used by Landlord or the Operator (the "PARKING AGREEMENT") in the Garage for such Spaces.

      1.02 No deductions or allowances shall be made for days when Tenant or any of its employees does not utilize the parking facilities or for Tenant utilizing less than all of the Spaces. Tenant shall not have the right to lease or otherwise use more than the number of reserved and unreserved Spaces set forth above.

      1.03 Except for particular spaces and areas designated by Landlord or the Operator for reserved parking, all parking in the Garage shall be on an unreserved, first-come, first-served basis.

      1.04 Neither Landlord nor the Operator shall be responsible for money, jewelry, automobiles or other personal property lost in or stolen from the Garage regardless of whether such loss or theft occurs when the Garage or other areas therein are locked or otherwise secured. Except as caused by the negligence or willful misconduct of Landlord or its employees, and without limiting the terms of the preceding sentence, Landlord shall not be liable for any loss, injury or damage to persons using the Garage or automobiles or other property therein, it being agreed that, to the fullest extent permitted by law, the use of the Spaces shall be at the sole risk of Tenant and its employees.

      1.05 Landlord or its Operator shall have the right from time to time to designate the location of the Spaces and to promulgate reasonable rules and regulations regarding the Garage, the Spaces and the use thereof, including, but not limited to, rules and regulations controlling the flow of traffic to and from various parking areas, the angle and direction of parking and the like. Tenant shall comply with and cause its employees to comply with all such rules and regulations, all reasonable additions and amendments thereto, and the terms and provisions of the Parking Agreement.

      1.06 Tenant shall not store or permit its employees to store any automobiles in the Garage without the prior written consent of Landlord. Except for emergency repairs, Tenant and its employees shall not perform any work on any automobiles while located in the Garage or on the Property. If it is necessary for Tenant or its employees to leave an automobile in the Garage overnight, Tenant shall provide Landlord with prior notice thereof designating the license plate number and model of such automobile.

      1.07 Landlord or the Operator shall have the right to temporarily close the Garage or certain areas therein in order to perform necessary repairs, maintenance and improvements to the Garage.

      1.08 Except in connection with a Permitted Transfer or an assignment or sublease of the Premises approved by Landlord, Tenant shall not assign or sublease any of the Spaces without the consent of Landlord. Landlord shall have the right to terminate the agreement contained in this Section 1 or in the Parking Agreement with respect to any Spaces that Tenant desires to sublet or assign.

      1.09 As of the date of this Lease, Landlord has elected to control access to the Garage by providing parking access cards. Landlord shall provide Tenant with one initial card for each Space that Tenant is leasing hereunder, provided that Landlord shall have the right to require Tenant or its employees to place a deposit on subsequent or replacement access cards and to pay a fee for any lost or damaged cards or keys.

      1.10 In addition to Tenant's monthly parking for the use of Tenant and its employees described in 1.01 above, Landlord and Tenant agree that Landlord or the Operator shall provide pre-paid parking validation stickers or prepaid coupon books to Tenant for the use of Tenant's customers, clients and invitees for their short term, hourly parking at a the then-current applicable rate for short-term parking in the Garage; Tenant will be afforded a ten percent (10%) discount from the Garage's standard parking rates (as the same may change from time to time) for such validation stickers and/or coupon books.

2.    CONDITION PRECEDENT. [INTENTIONALLY OMITTED]

3.    RENEWAL OPTION.

      3.01 Grant of Option; Conditions. Tenant shall have the right to extend the Term (the "RENEWAL OPTION") for one additional period of 5 years commencing on the day following the Termination Date of the initial Term and ending on the 5th anniversary of the Termination Date (the "RENEWAL TERM"), if:

            (1) Landlord receives notice of exercise ("INITIAL RENEWAL NOTICE") not less than 12 full calendar months prior to the expiration of the initial Term and not more than 15 full calendar months prior to the expiration of the initial Term; and

            (2) Tenant is not in default under the Lease beyond any applicable notice and cure periods at the time that Tenant delivers its Initial Renewal Notice or at the time Tenant delivers its Binding Notice (as defined below); and

            (3) No part of the Premises is sublet (other than pursuant to a Permitted Transfer or Ownership Change, as defined in Section
                  11.04 of the Lease) at the time that Tenant delivers its Initial Renewal Notice or at the time Tenant delivers its Binding Notice; and

            (4) The Lease has not been assigned (other than pursuant to a Permitted Transfer or Ownership Change, as defined in Section
                  11.04 of the Lease) prior to the date that Tenant delivers its Initial Renewal Notice or prior to the date Tenant delivers its Binding Notice.

      3.02  Terms Applicable to Premises During Renewal Term.

            (1) The initial Base Rent rate per rentable square foot for the Premises during the Renewal Term shall equal the Prevailing Market rate (hereinafter defined) per rentable square foot for the Premises. Base Rent during the Renewal Term shall increase, if at all, in accordance with the increases assumed in the determination of Prevailing Market rate. Base Rent attributable to the Premises shall be payable in monthly installments in accordance with the terms and conditions of
                  Article 4 of the Lease.

            (2) Tenant shall pay Additional Rent (i.e., Expenses and Taxes) for the Premises during the Renewal Term in accordance with the terms of EXHIBIT B of the Lease, and the manner and method in which Tenant reimburses Landlord for Tenant's share of Taxes and Expenses and the

                  Base Year, if any, applicable to such matter, shall be some of the factors considered in determining the Prevailing Market rate for the Renewal Term.

      3.03 Initial Procedure for Determining Prevailing Market. Within 30 days after receipt of Tenant's Initial Renewal Notice, Landlord shall advise Tenant of the applicable Base Rent rate for the Premises for the Renewal Term. Tenant, within 15 days after the date on which Landlord advises Tenant of the applicable Base Rent rate for the Renewal Term, shall either (i) give Landlord final binding written notice ("BINDING NOTICE") of Tenant's exercise of its Renewal Option, or (ii) if Tenant disagrees with Landlord's determination, provide Landlord with written notice of rejection (the "REJECTION NOTICE"). If Tenant fails to provide Landlord with either a Binding Notice or Rejection Notice within such 15 day period, Tenant's Renewal Option shall be null and void and of no further force and effect. If Tenant provides Landlord with a Binding Notice, Landlord and Tenant shall enter into the Renewal Amendment (as defined below) upon the terms and conditions set forth herein. If Tenant provides Landlord with a Rejection Notice, Landlord and Tenant shall work together in good faith to agree upon the Prevailing Market rate for the Premises during the Renewal Term. Upon agreement, Landlord and Tenant shall enter into the Renewal Amendment in accordance with the terms and conditions hereof. Notwithstanding the foregoing, if Landlord and Tenant fail to agree upon the Prevailing Market rate within 30 days after the date Tenant provides Landlord with the Rejection Notice, Tenant, by written notice to Landlord (the "ARBITRATION NOTICE") within 5 days after the expiration of such 30 day period, shall have the right to have the Prevailing Market rate determined in accordance with the arbitration procedures described in Section 3.04 below. If Landlord and Tenant fail to agree upon the Prevailing Market rate within the 30 day period described and Tenant fails to timely exercise its right to arbitrate, Tenant's Renewal Option shall be deemed to be null and void and of no further force and effect.

      3.04  Arbitration Procedure.

            (1) If Tenant provides Landlord with an Arbitration Notice, Landlord and Tenant, within 5 days after the date of the Arbitration Notice, shall each simultaneously submit to the other, in a sealed envelope, its good faith estimate of the Prevailing Market rate for the Premises during the Renewal Term (collectively referred to as the "ESTIMATES"). If the higher of such Estimates is not more than 105% of the lower of such Estimates, then Prevailing Market rate shall be the average of the two Estimates. If the Prevailing Market rate is not resolved by the exchange of Estimates, then, within 7 days after the exchange of Estimates, Landlord and Tenant shall each select an appraiser to determine which of the two Estimates most closely reflects the Prevailing Market rate for the Premises during the Renewal Term. Each appraiser so selected shall be certified as an MAI appraiser or as an ASA appraiser and shall have had at least 5 years experience within the previous 10 years as a real estate appraiser working in Seattle, Washington, with working knowledge of current rental rates and practices. For purposes hereof, an "MAI" appraiser means an individual who holds an MAI designation conferred by, and is an independent member of, the American Institute of Real Estate Appraisers (or its successor organization, or in the event there is no successor organization, the organization and designation most similar), and an "ASA" appraiser means an individual who holds the Senior Member designation conferred by, and is an independent member of, the American Society of Appraisers (or its successor organization, or, in the event there is no successor organization, the organization and designation most similar).

            (2) Upon selection, Landlord's and Tenant's appraisers shall work together in good faith to agree upon which of the two Estimates most closely reflects the Prevailing Market rate for the Premises. The Estimate chosen by such appraisers shall be binding on both Landlord and Tenant as the Base Rent rate for the Premises during the Renewal Term. If either Landlord or Tenant fails to appoint an appraiser within the 7 day period referred to above, the appraiser appointed by the other party shall be the sole appraiser for the purposes hereof. If the two appraisers cannot agree upon which of the two Estimates most closely reflects the Prevailing Market within 20 days after their appointment, then, within 10 days after the expiration of such 20 day period, the two appraisers shall select a third appraiser meeting the aforementioned criteria. Once the third appraiser (i.e. arbitrator) has been selected as provided for above, then, as soon thereafter as practicable but in any case within 14 days, the arbitrator shall make his determination of which of the two Estimates most closely reflects the Prevailing Market rate and such Estimate shall be binding on both Landlord and Tenant as the Base Rent rate for the Premises. If the arbitrator believes that expert advice would materially assist him, he may retain one or more qualified persons to provide such expert advice. The parties shall share equally in the costs of the arbitrator and of any experts retained by the arbitrator. Any fees of any appraiser, counsel or experts engaged directly by Landlord or Tenant, however, shall be borne by the party retaining such appraiser, counsel or expert.

            (3) If the Prevailing Market rate has not been determined by the commencement date of the Renewal Term, Tenant shall pay Base Rent upon the terms and conditions in effect during the last month of the initial Term for the Premises until such time as the Prevailing Market rate has been determined. Upon such determination, the Base Rent for the Premises shall be retroactively adjusted to the commencement of the Renewal Term for the Premises. If such adjustment results in an underpayment of Base Rent by Tenant, Tenant shall pay Landlord the amount of such underpayment within 30 days after the determination thereof. If such adjustment results in an overpayment of Base Rent by Tenant, Landlord shall credit such overpayment against the next installment of Base Rent due under the Lease and, to the extent necessary, any subsequent installments, until the entire amount of such overpayment has been credited against Base Rent.

      3.05 Renewal Amendment. If Tenant is entitled to and properly exercises its Renewal Option, Landlord shall prepare an amendment (the "RENEWAL AMENDMENT") to reflect changes in the Base Rent, Term, Termination Date and other appropriate terms. The Renewal Amendment shall be sent to Tenant within a reasonable time after receipt of the Binding Notice and Tenant shall execute and return the Renewal Amendment to Landlord within 15 days after Tenant's receipt of same, but, upon final determination of the Prevailing Market rate applicable during the Renewal Term as described herein, an otherwise valid exercise of the Renewal Option shall be fully effective whether or not the Renewal Amendment is executed.

      3.06 Prevailing Market. For purposes hereof, "Prevailing Market" shall mean the arms length fair market annual rental rate per rentable square foot under renewal leases and amendments entered into on or about the date on which the Prevailing Market is being determined hereunder for space comparable to the Premises in the Building and office buildings comparable to the Building in the Seattle central business district. The determination of Prevailing Market shall take into account any material economic differences between the terms of this Lease and any comparison lease or amendment, such as rent abatements, improvement allowances, construction costs and other concessions and the manner, if any, in which the landlord under any such lease is reimbursed for operating expenses and taxes.

4. AUTOMATIC TELLER MACHINE. Tenant shall have the right, subject to Landlord's prior written approval of the design and plans, to install an automatic teller machine and night deposit (the "ATM") in the Building, accessible from the exterior of the Building which ATM shall be subject to all the terms and conditions of the Lease, except as noted below.

      4.01 PREMISES. If and when the ATM is installed, the area designated for the ATM (the "ATM AREA") shall be deemed to comprise a portion of the Premises, as defined in the Lease, for the purposes of Tenants insurance coverage and indemnity obligations.

      4.02 PERMITTED USE. With respect to the ATM Area only, the Permitted Use, as defined in the Lease, is modified to mean the operation of the
            ATM: dispensing cash, processing withdrawals, deposits, transfers and advances, facilitating inquiries and requests about a user's account, and such other transactions as Tenant generally offers in its ATM's, and for no other use or purpose whatsoever.

      4.03 AS-IS CONDITION. Landlord leases the ATM Area to Tenant and Tenant leases the ATM Area from Landlord in as-is condition and configuration. Tenant agrees that Landlord has made no representations or warranties about the ATM Area, including, but not limited to representations about installation, signage, utility connections and availability, and security.

      4.04 CONSTRUCTION AND INSTALLATION. Tenant, at its expense, shall prepare and deliver to Landlord for Landlord's approval 4 sets of final plans and specifications for the installation and construction of the ATM structure. Tenant shall revise the plans and specifications in accordance with Landlord's requirements, and submit the plans and specifications for Landlord's written approval after Landlord's notice to Tenant of the results of Landlord's review. Signage for the ATM, if any, shall be subject to Landlord's prior written approval. Tenant's construction and installation shall be performed in accordance with Laws. Tenant shall keep the ATM in good operating order, and shall at all times keep the ATM and ATM Area in a neat, clean and sanitary condition to the reasonable satisfaction of Landlord.

      4.05 OWNERSHIP OF IMPROVEMENTS; REPAIRS. All improvements to the ATM structure(s) on the ATM Area shall be owned by Tenant. Tenant shall, at its sole cost and expense, promptly perform all maintenance and repairs to the ATM structure(s) and shall keep the same in good condition and repair. Tenant shall not make alterations, additions or improvements to the ATM Area without first obtaining the written consent of Landlord in each instance, which consent may be withheld at Landlord's sole and absolute discretion.

      4.06 ASSIGNMENT AND SUBLETTING. Tenant shall not effect a Transfer of the ATM Area separate or apart from the Transfer of the remainder of the Premises, without the prior written consent of Landlord, which consent may be withheld at Landlord's sole and absolute discretion.

      4.07 SURRENDER. At the expiration or earlier termination of the Lease or Tenant's right of possession, or in the event Tenant elects to sooner surrender the ATM Area, Tenant, at Tenant's sole cost, shall remove the ATM structure(s), its property and all other property from the ATM Area, and quit and surrender the ATM Area to Landlord, after first returning them to good order, condition and repair to Landlord's reasonable satisfaction. If Tenant fails to do so within 30 days after written notice, Landlord may deem all or any part of Tenant's Property to be abandoned, and title to Tenant's Property shall be deemed to be immediately vested in Landlord.

5.    OTHER BANKS ON THE MAIN (THIRD AVENUE LEVEL) FLOOR OF THE BUILDING.

      5.01. To the extent Landlord is not prohibited by any existing or future laws, ordinances, orders, rules and regulations of any governmental agency, Landlord covenants not to enter into a lease or other occupancy agreement (each an "OCCUPANCY AGREEMENT") for any other space on the main (Third Avenue) floor of the Building with a Competitor (as hereinafter defined) for a term scheduled to commence during the Term, as the same may be extended, provided:

            (1) Tenant is not in default under this Lease following written notice and expiration of any applicable cure period;

            (2) Tenant, i.e., EvergreenBank, or its Permitted Transferees and successors under any Ownership Change (but not any other successors or assigns) leases (which, for purposes of this subsection (2) shall not include space subleased by Tenant to any person or entity other than a Permitted Transferee or successor under any Ownership Change) 7,588 rentable square feet on the first floor of the Building;

            (3) Tenant has not previously assigned its interest in this Lease, other than pursuant to a Permitted Transfer or Ownership Change; and

            (4) Tenant or a Permitted Transferee or successor under any Ownership Change operates a retail banking operation on the main (Third Avenue) floor of the Building.

      5.02 For purposes of this Section 5, a "COMPETITOR" shall mean any tenant or occupant in the Building (i) whose Occupancy Agreement is entered into after the date of this Lease and (ii) whose primary use is the operation of a retail bank, if such retail bank will have banking counters or teller windows for accepting deposits and loan payments and cashing checks for retail banking customers on a walk-in basis or whose primary use is a federally or state chartered retail bank, savings and loan association, or credit union (the "SUBJECT PRIMARY USE"). Competitor shall not in any event include: (a) a tenant open for business on the date of this Lease or any assignee or sublessee of any such tenant or any renewal or extension of the Occupancy Agreement of such tenant who is permitted under such Occupancy Agreement to use such premises for the Subject Primary Use; or (b) a tenant whose Occupancy Agreement is entered into prior to the date of this Lease or any assignee or sublessee of any such tenant or any renewal or extension of the Occupancy Agreement of such tenant who is permitted under such Occupancy Agreement to use such premises for the Subject Primary Use, or (c) a tenant who has been permitted to assume an Occupancy Agreement or otherwise operate its business in the Building based upon or as a result of a bankruptcy, insolvency or similar action or (d) any tenant (other than one engaged in the Subject Primary Use) operating any ATM machine installed in the Building (unless such tenant leases space on the main (Third Avenue) floor of the Building and the tenant installs therein an ATM machine which is "branded" (a "branded" ATM for the purposes of this provision shall be an ATM which bears visible exterior identification on the ATM of the banking or savings and loan institution to whom the ATM belongs); or (e) any credit union operations which are ancillary to other business operations of a tenant in the Building.

6.    RIGHT OF FIRST OFFER.

      6.01 Grant of Option; Conditions. During the initial Term and Renewal Term, if any, and subject to Section 6.06, below, Tenant shall have a one-time right of first offer (the "RIGHT OF FIRST OFFER") with respect to the approximately 18,000 rentable square feet known as Suite 200 on the 2nd floor of the Building shown on the demising plan attached hereto as EXHIBIT G (the "OFFERING SPACE"). Tenant's Right of First Offer shall be exercised as follows: at any time after Landlord has determined that the existing tenant in the Offering Space will not extend or renew the term of its lease for any portion of the Offering Space (but prior to leasing such portion of the Offering Space to a party other than the existing tenant), Landlord shall advise Tenant (the "ADVICE") of the terms under which Landlord is prepared to lease such portion of the Offering Space (which may be all of, or less than, the entire Offering Space) to Tenant for the remainder of the Term, which terms shall reflect the Prevailing Market (hereinafter defined) rate for such portion of the Offering Space as reasonably determined by Landlord. Tenant may lease the applicable portion of the Offering Space described in the Advice in its entirety only, under such terms, by delivering written notice of exercise to Landlord (the "NOTICE OF EXERCISE") within 5 Business Days after the date of the Advice, except that Tenant shall have no such Right of First Offer and Landlord need not provide Tenant with an Advice, if:

            (1) Tenant is in default under the Lease beyond any applicable cure periods at the time that Landlord would otherwise deliver the Advice; or

            (2) the Premises, or any portion thereof, is sublet (other than a Permitted Transfer) at the time Landlord would otherwise deliver the Advice; or

            (3) the Lease has been assigned (other than a Permitted Transfer) prior to the date Landlord would otherwise deliver the Advice; or

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            (4)   Tenant is not occupying the Premises on the date Landlord
                  would otherwise deliver the Advice; or

            (5) the Offering Space is not intended for the exclusive use of Tenant; or

            (6) the existing tenant in the Offering Space is interested in extending or renewing its lease for the Offering Space or entering into a new lease for such Offering Space.

      6.02  Terms for Offering Space.

            (1) The term for such portion of the Offering Space shall commence upon the commencement date stated in the Advice and thereupon such portion of the Offering Space shall be considered a part of the Premises, provided that all of the terms stated in the Advice shall govern Tenant's leasing of such portion of the Offering Space, and, only to the extent that they do not conflict with the Advice, the terms and conditions of this Lease shall apply to such portion of the Offering Space.

            (2) Tenant shall pay Rent and Additional Rent for such portion of the Offering Space in accordance with the terms and conditions of the Advice, which terms and conditions shall reflect the Prevailing Market rate for such portion of the Offering Space as determined in Landlord's reasonable judgment.

            (3) The applicable portion of the Offering Space (including improvements and personalty, if any) shall be accepted by Tenant in its condition and as-built configuration existing on the earlier of the date Tenant takes possession of such portion of the Offering Space or as of the date the term for such portion of the Offering Space commences, unless the Advice specifies any work to be performed by Landlord in the applicable portion of the Offering Space, in which case Landlord shall perform such work in such portion of the Offering Space. If Landlord is delayed delivering possession of such portion of the Offering Space due to the holdover or unlawful possession of such space by any party, Landlord shall use reasonable efforts to obtain possession of the space, and the commencement of the term for such portion of the Offering Space shall be postponed until the date Landlord delivers possession of such portion of the Offering Space to Tenant free from occupancy by any party.

      6.03 Termination of Right of First Offer. The rights of Tenant hereunder with respect to the Offering Space shall terminate on the earlier of: (a) the date occurring one (1) year before the scheduled Termination Date (unless Tenant has exercised its Renewal Option, in which event the date shall be one (1) year before the scheduled expiration date of the Renewal Term); (b) Tenant's failure to exercise its Right of First Offer within the 5 Business Day period provided in Section 6.01 above; and (c) with respect to any portion of the Offering Space, the date Landlord would have provided Tenant an Advice if Tenant had not been in violation of one or more of the conditions set forth in Section 6.01 above. In addition, if Landlord provides Tenant with an Advice for any portion of the Offering Space that contains expansion rights (whether such rights are described as an expansion option, right of first refusal, right of first offer or otherwise) with respect to any other portion of the Offering Space (such other portion of the Offering Space subject to such expansion rights is referred to herein as the "ENCUMBERED OFFERING SPACE") and Tenant does not exercise its Right of First Offer to lease such portion of the Offering Space described in the Advice, Tenant's Right of First Offer with respect to the Encumbered Offering Space shall be subject and subordinate to all such expansion rights contained in the Advice.

      6.04 Offering Amendment. If Tenant exercises its Right of First Offer, Landlord shall prepare an amendment (the "OFFERING AMENDMENT") adding the applicable portion of the Offering Space to the Premises on the terms set forth in the Advice and reflecting the changes in the Rent, rentable area of the Premises, Tenant's Pro Rata Share and other appropriate terms. A copy of the Offering Amendment shall be sent to Tenant within a reasonable time after Landlord's receipt of the Notice of Exercise executed by Tenant, and Tenant shall execute and return the

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            Offering Amendment to Landlord within 15 days thereafter, but an otherwise valid exercise of the Right of First Offer shall be fully effective whether or not the Offering Amendment is executed.

      6.05 Definition of Prevailing Market. For purposes of this Right of First Offer provision, "Prevailing Market" shall mean the annual rental rate per square foot for space comparable to the Offering Space in the Building and office buildings comparable to the Building in the Seattle central business district under leases and renewal and expansion amendments being entered into at or about the time that Prevailing Market is being determined, giving appropriate consideration to tenant concessions, brokerage commissions, tenant improvement allowances, existing improvements in the space in question, and the method of allocating operating expenses and taxes. Notwithstanding the foregoing, space leased under any of the following circumstances shall not be considered to be comparable for purposes hereof: (i) the lease term is for less than the lease term of the Offering Space, (ii) the space is encumbered by the option rights of another tenant, or (iii) the space has a lack of windows and/or an awkward or unusual shape or configuration. The foregoing is not intended to be an exclusive list of space that will not be considered to be comparable.

      6.06 Subordination. Notwithstanding anything herein to the contrary, Tenant's Right of First Offer is subject and subordinate to the expansion rights (whether such rights are designated as a right of first offer, right of first refusal, expansion option or otherwise) of any tenant of the Building existing on the date hereof.

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                                    EXHIBIT G

                     OUTLINE AND LOCATION OF OFFERING SPACE

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